                                                                  Exhibit 10.6



                                                                EXECUTION COPY


==============================================================================




                           ASSET PURCHASE AGREEMENT


                                 BY AND AMONG


                          K-V PHARMACEUTICAL COMPANY


                                      AND


                                  VIVUS, INC.


                          DATED AS OF MARCH 30, 2007



==============================================================================



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
                                                 TABLE OF CONTENTS
                                                                                                               Page
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
ARTICLE I. DEFINITIONS............................................................................................1

         Section 1.1       Defined Terms..........................................................................1
         Section 1.2       Construction of Certain Terms and Phrases.............................................14

ARTICLE II. PURCHASE AND SALE OF ASSETS; GRANT OF LICENSES; SUBLICENSE AGREEMENT.................................14

         Section 2.1       Purchase and Sale of Assets at the Closing............................................14
         Section 2.2       Excluded Assets.......................................................................16
         Section 2.3       Retention of Assets...................................................................17
         Section 2.4       Assignability and Consents............................................................17
         Section 2.5       License to Seller Multi-Application Technology........................................17
         Section 2.6       Licenses to Improvements.  Effective as of the Closing:...............................18
         Section 2.7       Sublicense Agreement..................................................................18
         Section 2.8       Clinical Results Option...............................................................18

ARTICLE III. ASSUMPTION OF LIABILITIES...........................................................................19

         Section 3.1       Assumption of Liabilities.............................................................19

ARTICLE IV. PURCHASE PRICE AND PAYMENT...........................................................................21

         Section 4.1       Purchase Price........................................................................21
         Section 4.2       Milestone Payments....................................................................21
         Section 4.3       Allocation of Purchase Price..........................................................23
         Section 4.4       Sales, Use and Other Taxes............................................................24
         Section 4.5       Tax Withholding.......................................................................24
         Section 4.6       Risk of Loss..........................................................................24
         Section 4.7       Subsidiaries..........................................................................24

ARTICLE V. CLOSING...............................................................................................25

         Section 5.1       Time and Place........................................................................25
         Section 5.2       Deliveries at Closing.................................................................25

ARTICLE VI. REPRESENTATIONS AND WARRANTIES OF THE SELLER.........................................................26

         Section 6.1       Organization, Etc.....................................................................26
         Section 6.2       Authority of the Seller...............................................................27
         Section 6.3       Consents and Approvals................................................................27
         Section 6.4       Non-Contravention.....................................................................28
         Section 6.5       Contracts.............................................................................28
         Section 6.6       Intellectual Property Rights..........................................................28


                                     i


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         Section 6.7       Litigation............................................................................30
         Section 6.8       Permits; Compliance with Law..........................................................31
         Section 6.9       Evamist Inventory.....................................................................33
         Section 6.10      Suppliers.............................................................................33
         Section 6.11      [Intentionally Deleted.]..............................................................33
         Section 6.12      Environmental Matters.................................................................33
         Section 6.13      Absence of Certain Changes or Events..................................................34
         Section 6.14      Title to Assets; Sufficiency of Assets................................................35
         Section 6.15      Disclosure............................................................................36
         Section 6.16      Taxes.................................................................................36
         Section 6.17      Brokers...............................................................................37

ARTICLE VII. REPRESENTATIONS AND WARRANTIES OF THE ACQUIROR......................................................37

         Section 7.1       Corporate Organization................................................................37
         Section 7.2       Authority of the Acquiror.............................................................37
         Section 7.3       Non-Contravention.....................................................................38
         Section 7.4       Litigation............................................................................38
         Section 7.5       Brokers...............................................................................38
         Section 7.6       Financing.............................................................................39

ARTICLE VIII. COVENANTS OF THE PARTIES...........................................................................39

         Section 8.1       Operation of the Evamist Business.....................................................39
         Section 8.2       Reasonable Efforts....................................................................41
         Section 8.3       Access; Confidentiality...............................................................43
         Section 8.4       Public Announcements; Confidentiality.................................................46
         Section 8.5       Regulatory Matters....................................................................46
         Section 8.6       Bulk Transfer Laws....................................................................48
         Section 8.7       Covenant Not to Compete...............................................................49
         Section 8.8       Further Assurances....................................................................49
         Section 8.9       Cooperation Regarding Financial Statements; Taxes, Etc................................50
         Section 8.10      No Solicitation.......................................................................50
         Section 8.11      Insurance.............................................................................51
         Section 8.12      Tax Matters...........................................................................51
         Section 8.13      Financial Resources...................................................................53

ARTICLE IX. CONDITIONS TO THE OBLIGATIONS OF THE SELLER FOR THE CLOSING..........................................53

         Section 9.1       Representations, Warranties and Covenants.............................................53
         Section 9.2       No Actions or Proceedings.............................................................53
         Section 9.3       No Material Adverse Effects...........................................................54
         Section 9.4       No Proceedings........................................................................54
         Section 9.5       Deliveries............................................................................54

                                      ii

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ARTICLE X. CONDITIONS TO THE OBLIGATIONS OF THE ACQUIROR FOR THE CLOSING.........................................54

         Section 10.1      Representations, Warranties and Covenants.............................................54
         Section 10.2      No Actions or Proceedings.............................................................54
         Section 10.3      Consents..............................................................................54
         Section 10.4      No Material Adverse Effects...........................................................55
         Section 10.5      Deliveries............................................................................55
         Section 10.6      Proceedings...........................................................................55

ARTICLE XI. INDEMNIFICATION......................................................................................55

         Section 11.1      Survival of Representations, Warranties, Covenants, Etc...............................55
         Section 11.2      Indemnification.......................................................................55
         Section 11.3      Limitations...........................................................................59
         Section 11.4      Exclusive Remedy......................................................................60

ARTICLE XII. TERMINATION.........................................................................................60

         Section 12.1      Methods of Termination................................................................60
         Section 12.2      Procedure upon Termination............................................................62

ARTICLE XIII. MISCELLANEOUS......................................................................................62

         Section 13.1      Notices...............................................................................62
         Section 13.2      Entire Agreement......................................................................63
         Section 13.3      Waiver................................................................................63
         Section 13.4      Amendment.............................................................................64
         Section 13.5      Third Party Beneficiaries.............................................................64
         Section 13.6      Assignment; Binding Effect............................................................64
         Section 13.7      Headings..............................................................................64
         Section 13.8      Severability..........................................................................64
         Section 13.9      Governing Law.........................................................................64
         Section 13.10     Expenses..............................................................................65
         Section 13.11     Counterparts..........................................................................65



Exhibit A-Form of Sublicense Agreement
Exhibit B-Form of Transition Services Agreement

                                     iii


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                           ASSET PURCHASE AGREEMENT

                  This Asset Purchase Agreement (this "AGREEMENT") is made and entered into as of March 30, 2007, by and among K-V Pharmaceutical Company, a Delaware corporation (the "ACQUIROR"), and Vivus, Inc., a Delaware corporation (the "SELLER").

                                   RECITALS

                  WHEREAS, Seller is engaged in researching, developing, marketing, and selling certain biopharmaceutical products, including Evamist;

                  WHEREAS, Seller will, by the terms of this Agreement, transfer or license to Acquiror Seller's tangible and intangible assets and rights used by Seller in the conduct of the Evamist Business and necessary for Acquiror to conduct the Evamist Business following the Closing; and

                  WHEREAS, Acquiror has agreed to assume the Assumed Liabilities on the terms and subject to the conditions set forth herein.

                                   AGREEMENT

                  NOW, THEREFORE, in consideration of the premises, covenants, representations and warranties contained herein, and other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE I.

                                  DEFINITIONS

                  Section 1.1 Defined Terms. As used in this Agreement, the
                              -------------
following defined terms shall have the meanings specified below:

                  "ACCOUNTANTS" means KPMG International; provided, however, that if KPMG International refuses such retention, Seller and Acquiror shall jointly select another independent accounting firm of recognized national standing; provided, further, that in the event that the Acquiror and the Seller are unable to agree on such an accounting firm within ten (10) Business Days, then the accounting firm shall be selected by lottery.

                  "ACQUIROR" has the meaning set forth in the preamble to this Agreement.

                  "ACQUIROR MATERIAL ADVERSE EFFECT" means any state of facts, change, development, event, occurrence, effect or condition that, individually or in the aggregate, has had or would be reasonably expected to have a material adverse effect on the business, assets (including intangible assets), results of operations, liabilities (contingent or otherwise) or conditions (financial or otherwise) of the Acquiror, except that any such state of facts, change, development, event, occurrence, effect or condition resulting from or arising out of or in connection with any of the following, either alone or in combination, shall not be taken into consideration for purposes of determining whether an Acquiror Material Adverse Effect has occurred or arisen: (a) the announcement of this Agreement or the pendency of the transactions contemplated hereby, (b) the performance by the Acquiror of its obligations under this Agreement, (c) general economic conditions in any country where the Acquiror's business is conducted to the extent that they do not disproportionately affect the Acquiror relative to other industry participants, (d) general conditions in any industry in which the Acquiror's business is conducted to the extent that they do not disproportionately affect the Acquiror relative to other industry participants, (e) changes or conditions in economic, regulatory, political or capital markets conditions generally to the extent that they do not disproportionately affect the Acquiror relative to other industry participants, (f) any natural disaster or any acts of terrorism, sabotage, military action or war (whether or not declared) or any escalation or worsening thereof, (g) the Acquiror's failure to meet any financial projections in and of itself (it being understood that the facts or occurrences giving rise or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has been or will be, an Acquiror Material Adverse Effect) or (h) changes in Law or GAAP.

                  "ACRUX LICENSE" means the Estradiol Development and Commercialization Agreement, dated February 12, 2004, by and among Fempharm Pty Ltd., Vivus, Inc. and Acrux DDS Pty Ltd., as amended.

                  "ACRUX LICENSE ASSIGNMENT CONSENT" means the written consent of Fempharm Pty Ltd. to the assignment and transfer of the Acrux License to the Acquiror as an Assumed Contract pursuant to Section 2.1(a).
                                                --------------

                  "ACTION OR PROCEEDING" means any action, suit, claim, proceeding, arbitration, dispute, Order, inquiry, hearing, assessment with respect to fines or penalties or litigation (whether civil, criminal, administrative or investigative) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental or Regulatory Authority.

                  "ADVERSE DETERMINATION" has the meaning set forth in
Section 12.1(i).
---------------

                  "AFFILIATE" means, with respect to any Person, any other Person which Controls, is Controlled by or is under common Control with such Person.

                  "AGREEMENT" has the meaning set forth in the preamble hereto.

                  "ANDROGEN" has the meaning set forth in Section 2.5.
                                                          -----------

                  "APPLICABLE PERIOD" has the meaning set forth in Section 8.7.
                                                                   -----------

                  "ASSUMED CONTRACTS" means the Evamist Contracts set forth on
Schedule 1.1(a)(1). Notwithstanding the foregoing, the Assumed Contracts shall not include the Acrux License in the event that the Sublicense Agreement is required to be executed and delivered by the parties at the Closing pursuant to Section 2.7.
   -----------

                  "ASSUMED LIABILITIES" has the meaning set forth in
Section 3.1(a).
--------------

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                  "BILL OF SALE" means the Bill of Sale conveying the
Purchased Assets from the Seller to the Acquiror, in a form to be mutually agreed upon by the parties prior to the Closing.

                  "BOOKS AND RECORDS" means all books, records, files, documents, data, information and correspondence, including, without limitation, all records with respect to supply sources; all pre-clinical, clinical and process development data and reports relating to research or development of products or of any materials used in the research, development, manufacture, marketing or sale of products, including all raw data relating to clinical trials of products, all case report forms relating thereto and all statistical programs developed (or modified in a manner material to the use or function thereof) to analyze clinical data; all market research data, market intelligence reports, statistical programs (if any) used for marketing and sales research; promotional, advertising and marketing materials, sales forecasting models, medical education materials, sales training materials, web site content and advertising and display materials; all records, including vendor and supplier lists, manufacturing records, sampling records, standard operating procedures and batch records, related to the manufacturing process; all data contained in laboratory notebooks relating to products or relating to their biological, physiological, mechanical or formula properties; all adverse experience reports and files related thereto (including source documentation) and all periodic adverse experience reports and all data contained in electronic data bases relating to periodic adverse experience reports; all analytical and quality control data; and all correspondence, minutes or other communications with the FDA owned or held by Seller or any of its Subsidiaries as of the Closing Date.

                  "BUSINESS DAY" means a day other than Saturday, Sunday or any day on which commercial banks located in New York are authorized or obligated by Law to close.

                  "CHARTER DOCUMENTS" has the meaning set forth in Section 6.1.
                                                                   -----------

                  "CLINICAL RESULTS OPTION" has the meaning set forth in
Section 2.8.
-----------

                  "CLOSING" has the meaning set forth in Section 5.1.
                                                         -----------

                  "CLOSING DATE" has the meaning set forth in Section 5.1.
                                                              -----------

                  "CODE" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

                  "COMPETING PRODUCT" has the meaning set forth in Section 8.7.
                                                                   -----------

                  "CONFIDENTIALITY AGREEMENT" means the Confidentiality Agreement, dated as June 2, 2006, by and between Seller and Acquiror.

                  "CONTRACTS" means any and all written or legally binding oral commitments, contracts, purchase orders, sales orders, leases, subleases, licenses, easements, commitments, arrangements, undertakings, evidence of indebtedness, security or pledge agreements or other agreements.

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                  "CONTROL" means:

                  (a) ownership (directly or indirectly) of at least fifty percent (50%) of the shares or stock entitled to vote for the election of directors in the case of a company or corporation; or

                  (b) the ability otherwise to direct and control
(whether directly or indirectly through one or more intermediaries) the actions of a Person.

                  "CORPORATE NAME" means "VIVUS, Inc." and any and all derivatives thereof.

                  "DAMAGES" has the meaning set forth in Section 11.2(a).
                                                         ---------------

                  "DATA PACKAGE" has the meaning set forth in Section 2.8.
                                                              -----------

                  "DEFAULT" means (i) a breach, default or violation, (ii) the occurrence of an event that with or without the passage of time or the giving of notice, or both, would constitute a breach, default or violation or cause an Encumbrance to arise, or (iii) with respect to any Contract, the occurrence of an event that with or without the passage of time or the giving of Notice, or both, would constitute a change of control or give rise to a right of termination, modification, renegotiation, acceleration, cancellation, or a right to receive Damages or a payment of penalties.

                  "DESIGNATED ACQUIROR SUBSIDIARY" shall have the meaning set forth in Section 4.7.
         -----------

                  "DPT LABORATORIES" means the facilities of DPT Laboratories, Ltd. located at 307 E. Josephine Street, San Antonio 78215.

                  "ENCUMBRANCE" means any claim, mortgage, pledge, assessment, security interest, option, deed of trust, lease, lien, levy, license, restriction on transferability, defect in title, charge or other encumbrance of any kind, whether voluntarily incurred or arising by operation of Law or any conditional sale or title retention agreement or other agreement to give any of the foregoing in the future.

                  "ENVIRONMENTAL LAWS" means any federal, state, local or non-U.S. Law and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree, judgment, stipulation, injunction, permit, authorization, policy, opinion, or agency requirement, in each case having the force and effect of Law, relating to the pollution, protection, investigation or restoration of the environment or health and safety as affected by the environment or natural resources, including those relating to the use, handling, presence, transportation, treatment, storage, disposal, release, threatened release or discharge of Hazardous Materials or noise, odor, wetlands, pollution or contamination.

                  "ERISA AFFILIATE" means any entity which is (or at any relevant time was) a member of a "controlled group of corporations" with, under "common control" with, or a member of an "affiliated service group" with, Seller, as defined in Section 414(b), (c), (m) or (o) of the Code, or under "common control" with Seller, within the meaning of Section 4001(b)(1) of the Employee Retirement Income Security Act of 1974, as amended.

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                  "ESTRADIOL" means the compound with the chemical structure shown in Schedule 1.1(b).
         ---------------

                  "ESTROGEN" means ***.

                  "EVAMIST" means that pharmaceutical product consisting of an MDTS containing Estradiol, or any other Estrogen that is added to the Field (as defined under the Acrux License).

                  "EVAMIST BOOKS AND RECORDS" means all of the Books and Records related to the Evamist Business owned by the Seller, but excluding the Excluded Books and Records, and, in the case of any of the Books and Records also relating to other businesses or assets of the Seller or its Subsidiaries, the Seller shall have the right to redact the same with respect to such other businesses and assets.

                  "EVAMIST BUSINESS" means the research, development, regulatory approval, manufacture, distribution, marketing, sale and promotion of Evamist in the Evamist Territory. For clarity, the Evamist Business shall exclude research, development or manufacturing (including process development) activities related generally to platforms (including MDTS) or other technologies not specific to Evamist.

                  "EVAMIST CONTRACTS" means all (i) Contracts pursuant to which Seller or its Subsidiaries purchases any materials from any third party for use solely in connection with the manufacture of Evamist, all of which Contracts in effect on the date hereof are set forth on Schedule 1.1(a)(2),
                                                        ------------------
(ii) Contracts relating solely to any pre-clinical or clinical trial involving Evamist, all of which Contracts in effect on the date hereof are set forth on
Schedule 1.1(a)(2), (iii) Contracts constituting material transfer agreements
------------------
solely involving the transfer of Evamist, all of which Contracts in effect on the date hereof are set forth on Schedule 1.1(a)(2), (iv) Contracts relating
                                 ------------------
solely to the marketing of Evamist or educational matters relating to the Evamist Business, all of which Contracts in effect on the date hereof are set forth on Schedule 1.1(a)(2), (v) Contracts relating solely to the supply or
         ------------------
manufacture of Evamist, all of which Contracts in effect on the date hereof are set forth on Schedule 1.1(a)(2), (vi) Contracts constituting
                 ------------------
confidentiality agreements involving solely Evamist or the Evamist Business, all of which Contracts in effect on the date hereof are set forth on Schedule
                                                                     --------
1.1(a)(2), (vii) Contracts involving any royalty, licensing, partnering or
---------
similar arrangement solely involving Evamist or the Evamist Business, all of which Contracts in effect on the date hereof are set forth on Schedule
                                                              --------
1.1(a)(2), (viii) Contracts pursuant to which any services are provided to
---------
Seller or its Subsidiaries with respect solely to Evamist or the Evamist Business, including consultation agreements, all of which Contracts in effect on the date hereof are set forth on Schedule 1.1(a)(2), (ix) Contracts
                                    ------------------
pursuant to which any third party collaborates with Seller or its Subsidiaries in the performance of research or development solely of Evamist or the Evamist Business, all of which Contracts in effect on the date hereof are set forth on
Schedule 1.1(a)(2), and (x) Contracts entered into by Seller or its
------------------
Subsidiaries from the date hereof to the Closing Date to the extent relating solely to Evamist, the Purchased Assets or the Evamist Business.

                  "EVAMIST COPYRIGHTS" means all copyrights, whether registered or unregistered, and applications, if any, owned or used under license by the Seller or any of its Subsidiaries

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

exclusively related, or necessary and primarily related, to the Evamist Business, including without limitation those copyrights set forth on
Schedule 1.1(c).
---------------

                  "EVAMIST FDA SUBMISSIONS" means, collectively, the Evamist IND and Evamist NDA.

                  "EVAMIST GOVERNMENTAL PERMITS" means all governmental permits, licenses, registrations, NDAs, approvals and other governmental authorizations related solely to the operation of the Evamist Business that are held in the name of Seller or any of its Subsidiaries, and any applications therefor and all files related thereto.

                  "EVAMIST IND" means the IND for Evamist set forth on
Schedule 1.1(d) as filed as of the date of this Agreement, and all documents,
---------------
data, analyses, and files related thereto, in each case as may be updated in accordance with this Agreement.

                  "EVAMIST INTELLECTUAL PROPERTY" means (i) the Evamist Copyrights, (ii) the Evamist Patent Rights, (iii) the Evamist Know-How, (iv) the Seller Multi-Application Technology, (v) the Evamist Trademarks and (vi) any Software that is embedded in hardware included in the Purchased Assets.

                  "EVAMIST INVENTORY" means all inventories of Evamist in existence as of the Closing Date, together with all bulk active pharmaceutical ingredient, other raw materials, components, parts, work in process and packaging materials owned by Seller or any of its Subsidiaries as of the Closing Date for use solely in the operation of the Evamist Business. For clarity, Evamist Inventory shall exclude raw materials, components, parts, work in process and packaging materials not specific to Evamist.

                  "EVAMIST KNOW-HOW" means any and all Evamist Manufacturing Know-How and other product specifications, processes, product designs, plans, trade secrets, ideas, concepts, inventions, manufacturing, formulations, engineering and other manuals and drawings, standard operating procedures, formulae, flow diagrams, chemical, pharmacological, toxicological, pharmaceutical, physical, analytical, safety, quality assurance, quality control and clinical data, technical information, research records, and all other confidential or proprietary technical and business information that is currently owned or used under license by the Seller or any of its Subsidiaries and used exclusively in the Evamist Business as of the Closing Date. For the sake of clarity, none of the foregoing information shall be included in Evamist Know-How to the extent that such information is covered by any claim of any Evamist Patent. Notwithstanding the foregoing, Evamist Know-How shall exclude the Seller Multi-Application Technology.

                  "EVAMIST MANUFACTURING KNOW-HOW" means any information relating to the manufacture of Evamist owned or used under license by the Seller or its Subsidiaries, including without limitation the identity, amounts and assurance quality of ingredients, the manufacturing processes and controls, specifications, technology, inventions, assays, quality control and testing procedures, know-how and trade secrets used exclusively to manufacture, formulate, test and package Evamist for use, sale, marketing and distribution in the Evamist Territory as of the Closing Date. For the sake of clarity, none of the foregoing information shall be included in

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

Evamist Manufacturing Know-How to the extent that such information is covered by any claim of any Evamist Patent Rights.

                  "EVAMIST NDA" means the NDA for Evamist set forth on
Schedule 1.1(d) as filed as of the date of this Agreement, and all documents,
---------------
data, analyses, and files related thereto, in each case as may be updated in accordance with this Agreement.

                  "EVAMIST NDA APPROVAL" means approval of the Evamist NDA by the FDA allowing for the initiation of marketing and sale of Evamist in the United States for the treatment of vasomotor or any other similar symptoms associated with menopause.

                  "EVAMIST NDA APPROVAL DATE" means the date upon which the FDA issues to Seller written notice of the Evamist NDA Approval.

                  "EVAMIST PATENT RIGHTS" means, to the extent owned or used under license by the Seller or any of its Subsidiaries, including those Patent Rights listed on Schedule 1.1(e), together with all registrations,
                 ---------------
applications and renewals thereof, and any other Patents Rights that are owned or used under license by the Seller or any of its Subsidiaries and that would be infringed by the manufacture, sale, offer to sell or importation of Evamist in the Evamist Territory.

                  "EVAMIST PRODUCT IMPROVEMENT" means (to the extent applicable), to the extent owned by Seller or any of its Subsidiaries, any:
(i) line extension of Evamist; (ii) new indication of Evamist; (iii) composition of matter or article of manufacture consisting essentially of an Estrogen for dermal delivery, with or without a device suitable for dermal delivery of Estrogen; (iv) pharmaceutical combination containing an Estrogen for dermal delivery and another active ingredient; (v) new formulations comprising an Estrogen for dermal deliver; and/or (vi) compositions of matter or articles of manufacture constituting any of the foregoing or components thereof.

                  "EVAMIST PRODUCT REGISTRATIONS" means (i) the exemptions, approvals or registrations which have been received by Seller or any of its Subsidiaries as of the date of this Agreement, or which are received by Seller or any of its Subsidiaries after the date of this Agreement but before the Closing Date, for the manufacturing, testing, investigation, sale, use, distribution and/or marketing of Evamist (including any NDAs or INDs), and
(ii) all dossiers, reports, data and other written materials filed as part of or referenced in any applications for such approvals or registrations, or maintained by Seller or any of its Subsidiaries and relating to such approvals or registrations, in each case related exclusively to Evamist and to the extent owned by Seller or any of its Subsidiaries as of the Closing Date.

                  "EVAMIST PURCHASED INTELLECTUAL PROPERTY" means (i) the Evamist Copyrights, (ii) the Evamist Patent Rights, (iii) the Evamist Know-How and (iv) the Evamist Trademarks, in each case owned by the Seller or any of its Subsidiaries.

                  "EVAMIST TERRITORY" means the United States, and its territories and protectorates.

                  "EVAMIST TRADEMARKS" means all trademarks, trade names, trade dress, service marks, logos and slogans, in each case whether registered or unregistered, and all internet domain names, owned by the Seller or any of its Subsidiaries and used exclusively in the conduct of the Evamist Business and in any sales, promotional, marketing or advertising materials for Evamist in the Evamist Territory, and together with all registrations, applications and renewals thereof and the goodwill associated therewith, including without limitation those set forth on
Schedule 1.1(f); provided, however, that Evamist Trademarks shall not include
---------------
the Corporate Name of the Seller or its Subsidiaries.

                  "EXCLUDED ASSETS" has the meaning set forth in Section 2.2.
                                                                 -----------

                  "EXCLUDED BOOKS AND RECORDS" means all Books and Records related to human resources and any other employee related files and records.

                  "EXCLUDED LIABILITIES" has the meaning set forth in
Section 3.1(b).
--------------

                  "EXCLUDED TAX LIABILITY" has the meaning set forth in
Section 3.1(b)(ii).
------------------

                  "FACILITY INSPECTION DEADLINE" has the meaning set forth in
Section 12.1(i).
---------------

                  "FDA" means the United States Food and Drug Administration or any successor thereto.

                  "FDA ACT" means the U.S. Food, Drug and Cosmetic Act of 1938, as it may be superseded or amended from time to time.

                  "FDA MILESTONE PAYMENT" has the meaning set forth in
Section 4.2(a).
--------------

                  "FDA TRANSFER LETTER" has the meaning set forth in
Section 8.2(e)
--------------

                  "FINANCIAL INFORMATION" has the meaning set forth in
Section 6.11.
------------

                  "FIRST COMMERCIAL SALE" means the first commercial sale of Evamist for use in the Evamist Territory (other than for evaluation, research, testing or clinical trial purposes), which occurs after the Evamist NDA Approval Date, by the Acquiror or its Affiliates or sublicensees to an independent non-Affiliate third party in exchange for cash or some equivalent to which value can be assigned.

                  "GAAP" means United States generally accepted accounting principles.

                  "GOVERNMENTAL OR REGULATORY AUTHORITY" means any court, tribunal, arbitrator, authority, agency, commission, department, ministry, official or other instrumentality of the United States or other country, or any supra-national organization, or any foreign or domestic, state, county, city or other political subdivision.

                  "HAZARDOUS MATERIALS" means (A) any petroleum, petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls or (B) any chemical, material or other substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any Environmental Law.

                  "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, together with any rules or regulations promulgated thereunder.

                  "IND" means (i) an Investigational New Drug Application, as defined in the FDA Act and the regulations promulgated thereunder, which is required to be filed with the FDA before beginning clinical testing of a product in human subjects, or any successor application or procedure, (ii) all supplements and amendments that may be filed with respect to the foregoing and
(iii) all international equivalents of the foregoing.

                  "INDEMNIFICATION CLAIM NOTICE" has the meaning set forth in
Section 11.2(c).
---------------

                  "IMPROVEMENT" means (i) any improvement or modification to the design, materials, manufacturing and/or assembly of the metered dose transdermal spray application device reduced to practice by or on behalf of either party during the two (2) year period after the Closing Date and/or (ii) all ideas, concepts, inventions and the like created by either party pursuant to the services to be performed pursuant to the Transition Service Agreement.

                  "INDEMNIFIED PARTY" has the meaning set forth in
Section 11.2(c).
---------------

                  "INDEMNITEES" has the meaning set forth in Section 11.2(c).
                                                             ---------------

                  "KNOW-HOW" means any proprietary or nonproprietary information directly related to the manufacture, preparation, development (both research and clinical), or commercialization of a product, including, without limitation, product specifications, processes, product designs, plans, trade secrets, ideas, concepts, inventions, formulae, chemical, pharmacological, toxicological, pharmaceutical, physical, analytical, stability, safety, quality assurance, quality control and clinical information, technical information, research information, and all other confidential or proprietary technical and business information, whether or not embodied in any documentation or other tangible materials, but in no event shall the definition of "Know-How" include information properly in the public domain as of the Closing Date.

                  "KNOWLEDGE" with respect to (i) the Seller means the knowledge of officers or directors of the Seller, following reasonable inquiry, with responsibility for, or supervision of, the relevant matters, and
(ii) the Acquiror means the knowledge of the officers, directors or senior managers, following reasonable inquiry, of the Acquiror with responsibility for supervision of the relevant matters.

                  "LAW" means any federal, state, local or foreign law, statute, code or ordinance, or any rule or regulation promulgated by any Governmental or Regulatory Authority.

                  "LIABILITY" means any direct or indirect liability, obligation, claim, deficiency, guarantee or commitment of any kind or nature (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due), including any liability for Taxes.

                  "LIABILITY CAP" means $1,250,000 unless and until the Seller receives payment of the FDA Milestone Payment pursuant to Section 4.2(a), and
                                                          --------------
thereafter shall be $18,750,000.

                  "LIABILITY THRESHOLD" has the meaning set forth in
Section 11.3(a).
---------------

                  "MDTS" means the metered dose transdermal spray system as described in Schedule 1.1(g), and all improvements, derivatives and
             ---------------
modifications of such system developed by or under authority of Seller, or Acrux DDS Pty. Ltd. or its Affiliate.

                  "NET SALES" shall mean, with respect to a fiscal year, the total gross invoices for Evamist sold by Acquiror and its Affiliates to independent, third party customers in the Evamist Territory, less (a) customary trade, quantity and/or cash discounts taken, (b) accrued rebates, adjustments and allowances, including those amounts credited by reason of rejections, return of goods, and any retroactive price reductions relating to Evamist, (c) amounts accrued resulting from mandated rebate programs of the government of the Evamist Territory (or any agency thereof), including but not limited to Medicaid and other federal, state or local rebates, (d) accrued third party rebates and chargebacks, or similar items, related to the sale of Evamist, (e) customs duties and sales or similar taxes, if any, directly related to the sale of Evamist, (f) amounts paid by Acquiror to its customers for defective Evamist returned to Acquiror from its customers, (g) shipping and freight costs and (h) any reasonable and customary provision for uncollectible accounts with respect to sales of Evamist per se, to the extent such reserve is determined in accordance with GAAP, consistently applied across all product lines of the Person making the sales, provided in the case of (e) and (g) such amounts are included within the gross invoiced amounts and separately itemized.

                  "NDA" means (i) a New Drug Application for any product, as appropriate, requesting permission to place a drug on the market in accordance with 21 C.F.R. Part 314, and all supplements or amendments filed pursuant to the requirements of the FDA, including all documents, data and other information concerning a product which are reasonably necessary for FDA approval to market a product in the United States and (ii) all international equivalents of the foregoing.

                  "NON-ASSIGNABLE ASSET" has the meaning set forth in
Section 2.4(a).
--------------

                  "NO-SHOP PERIOD" has the meaning set forth in Section 8.10(a).
                                                                ---------------

                  "NOTICE" with respect to a party means notice actually received by an officer, director or senior manager of the Seller, in the case of the Seller, or of the Acquiror, in the case of the Acquiror, in each case with responsibility in the relevant area, or delivered in accordance with the terms of the document, Law or Order pursuant to which such notice was given.

                  "ORDER" means any writ, judgment, decree, injunction or similar order, including consent orders, of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

                  "ORDINARY COURSE OF BUSINESS" means an action or activity that is consistent in nature, scope and magnitude with the past practices of the Seller and its Subsidiaries with respect to the Evamist Business.

                  "OTHER BID" has the meaning set forth in Section 8.10.
                                                           ------------

                  "PATENT ASSIGNMENT AGREEMENT" means the Patent Assignment Agreement to be dated as of the Closing Date by and between the Acquiror and Seller, in a form to be mutually agreed upon by the parties prior to the Closing.

                  "PATENT RIGHTS" means any patent application (including any provisionals, divisionals, continuations, continuations-in-part (to the extent claiming subject matter invented on or before the Closing Date) and substitutions thereof), patents issuing from or granted upon such patent application (including patents of addition (to the extent claiming subject matter invented on or before the Closing Date) and substitutions thereof), reissues, extensions, reexaminations, renewal applications, supplemental patent certificates or any confirmation patent or registration patent) and all foreign counterparts of any of the foregoing.

                  "PERSON" means any natural person, corporation, general partnership, limited partnership, limited liability company, proprietorship, joint venture, other business organization, trust, entity, union, association or Governmental or Regulatory Authority.

                  "POST-CLOSING TAX PERIOD" means any Tax period beginning after the Closing Date and the portion of any Straddle Period beginning after the Closing Date.

                  "PRE-CLOSING TAX PERIOD" means any Tax period ending on or before the Closing Date and the portion of any Straddle Period ending on the Closing Date.

                  "PROPERTIES" has the meaning set forth in Section 6.12.
                                                            ------------

                  "PURCHASE PRICE" has the meaning set forth in Section 4.1(a).
                                                                --------------

                  "PURCHASED ASSETS" has the meaning set forth in Section 2.1.
                                                                  -----------

                  "REGISTERED EVAMIST INTELLECTUAL PROPERTY" means all Evamist Intellectual Property that has been registered, filed, certified or otherwise perfected or recorded with or by any Governmental or Regulatory Authority.

                  "*** FACILITIES" means the facilities of ***.

                  "RELATED AGREEMENTS" means the Trademark Assignment Agreement, Patent Assignment Agreement, Bill of Sale, Transition Services Agreement, Sublicense Agreement (only if the Sublicense Agreement is required to be executed and delivered pursuant to Section 2.7) and duly executed and
                                         -----------
attested assignments of transfer, or such other instruments of conveyance as may be required by Law, sufficient to permit the proper recordation of transfer of title ownership in all Registered Evamist Intellectual Property owned by the Seller from the Seller or its Subsidiaries to Acquiror in accordance with this Agreement.

                  "REQUIRED PERMITS" shall have the meaning set forth in
Section 6.8(a).
--------------

                  "RESTRICTED ESTROGENS" means any of: Estradiol, 17-beta estradiol, 17-alpha estradiol, ethinyl estradiol or tibolone.

                  "SELLER" has the meaning set forth in the preamble to this Agreement.

                  "SELLER DISCLOSURE SCHEDULE" has the meaning set forth in the preamble to Article VI.
                ----------

                  "SELLER GOVERNMENTAL CONSENTS" has the meaning set forth in
Section 6.3(a).
--------------

                  "SELLER MATERIAL ADVERSE EFFECT" means any state of facts, change, development, event, occurrence, effect or condition that, individually or in the aggregate, (i) is materially adverse to the Purchased Assets or (ii) materially impairs or delays the ability of Seller to perform its obligation hereunder, except that any such state of facts, change, development, event, occurrence, effect or condition resulting from or arising out of or in connection with any of the following, either alone or in combination, shall not be taken into consideration for purposes of determining whether a Seller Material Adverse Effect has occurred or arisen: (a) the announcement of this Agreement or the pendency of the transactions contemplated hereby, (b) the performance by the Seller of its obligations under this Agreement, (c) general economic conditions in any country where the Evamist Business is conducted to the extent that they do not disproportionately affect the Seller relative to other industry participants, (d) general conditions in any industry in which the Evamist Business is conducted to the extent that they do not disproportionately affect the Seller relative to other industry participants,
(e) changes or conditions in economic, regulatory, political or capital markets conditions generally to the extent that they do not disproportionately affect the Seller relative to other industry participants, (f) any natural disaster or any acts of terrorism, sabotage, military action or war (whether or not declared) or any escalation or worsening thereof, (g) the Seller's failure to meet any financial projections in and of itself (it being understood that the facts or occurrences giving rise or contributing to such failure may be deemed to constitute, or be taken into account in determining, whether there has been or will be a Seller Material Adverse Effect) or (h) changes in Law or GAAP.

                  "SELLER MULTI-APPLICATION TECHNOLOGY" means ***.

                  "SELLER THIRD PARTY CONSENTS" has the meaning set forth in
Section 6.3(b).
--------------

                  "SOFTWARE" means (to the extent applicable) computer programs, including any and all software implementations of algorithms, models and methodologies whether in source code or object code form, databases and compilations, including any and all data and collections of data, and all documentation, including user manuals and training materials, related to any of the foregoing; provided, however, that "SOFTWARE" shall not include software that is readily purchasable or licensable and which has not been modified in a manner material to the use or function thereof (other than through user preferences).

                  "STRADDLE PERIOD" means any Tax period beginning on or before and ending after the Closing Date.

                  "SUBLICENSE AGREEMENT" means the Sublicense Agreement, substantially in the form attached hereto as Exhibit A, to be effective as of
                                             ---------
the Closing Date, only if applicable pursuant to Section 2.7, by and between
                                                 -----------
Seller and Acquiror, whereby Seller agrees to grant to Acquiror an exclusive sublicense under the Licensed Intellectual Property (as defined in the Acrux License) solely to exploit, import, export, make, have made, develop, use, market, offer for sale and sell Evamist in the Field (as defined in the Acrux License) and subject to the other terms and conditions set forth therein.

                  "SUBSIDIARY" of a Person means any entity Controlled by that Person.

                  "SUPERIOR BID" means any unsolicited bona fide written offer made by a third party to consummate a proposal for a sale, spin-off or other disposition or similar transaction involving the Evamist Business and all or substantially all of the Purchased Assets on terms that the board of directors of the Seller determines in good faith, after consultation with its outside counsel and financial advisor, and after taking into account the purchase price and other terms and conditions of such proposal, the legal and regulatory aspects of such proposal and the Person making such proposal, (i) to be more favorable to the Seller's stockholders than the transactions contemplated by this Agreement and (ii) is likely to be consummated on its terms in a timely manner.

                  "SURVIVAL PERIOD" shall have the meaning set forth in
Section 11.1.
------------

                  "TAXES" means all of the following in connection with the operations of the Evamist Business or the transactions contemplated hereby:
(i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, value added, ad valorem, transfer, franchise, profits, license, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, capital tax, customs duty or other tax, governmental fee or other like assessment imposed by any governmental, regulatory or administrative entity or agency responsible for the imposition of any such tax (domestic or foreign) including any interest, penalty or addition thereon, whether disputed or not; (ii) any Liability for the payment of any amounts of the type described in (i) as a result of being a member of any affiliated, consolidated, combined, unitary or other group for any Taxable period; and (iii) any Liability for the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other Person.

                  "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                  "TERMINATION DATE" has the meaning set forth in
Section 12.1(b).
---------------

                  "THIRD PARTY CLAIM" has the meaning set forth in
Section 11.2(d).
---------------

                  "TRADEMARK ASSIGNMENT AGREEMENT" means the Trademark Assignment Agreement to be dated as of the Closing Date by and between the Acquiror and Seller, in a form to be mutually agreed upon by the parties prior to the Closing.

                  "TRANSFER TAXES" has the meaning set forth in Section 4.4.
                                                                -----------

                  "TRANSITION SERVICES AGREEMENT" means the Transition Services Agreement to be dated as of the Closing Date by and between Seller and Acquiror, substantially in the form attached hereto as Exhibit B, whereby
                                                           ---------
Seller agrees to provide assistance to Acquiror in matters related to the Evamist Product Registrations and Evamist Business, including but not limited to making specified individuals identified in such agreement available to Acquiror for purposes of providing such assistance.

                  "TREASURY REGULATIONS" means the Treasury Regulations promulgated under the Code.

                  Section 1.2 Construction of Certain Terms and Phrases.
                              -----------------------------------------
Unless the context of this Agreement otherwise requires: (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; (v) the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or"; and (vi) the term "including" means "including without limitation." Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified.

                                  ARTICLE II.

     PURCHASE AND SALE OF ASSETS; GRANT OF LICENSES; SUBLICENSE AGREEMENT

                  Section 2.1 Purchase and Sale of Assets at the Closing. Upon
                              ------------------------------------------
the terms and subject to the conditions set forth in this Agreement, at the Closing, Seller shall, on behalf of itself and its Subsidiaries, sell, convey, assign, transfer and deliver to the Acquiror, and the Acquiror shall purchase and acquire from Seller, all of Seller's right, title and interest in and to the following assets, free and clear of all Encumbrances (collectively, the "PURCHASED ASSETS"):

                           (a) the Assumed Contracts;

                           (b) all Evamist Books and Records;

                           (c) all Evamist Inventory, excluding such Evamist
                  Inventory Acquiror elects to exclude as designated in writing by Acquiror prior to the Closing Date;

                           (d) all Evamist Purchased Intellectual Property;

                           (e) all Evamist Product Registrations, excluding
                  the Evamist FDA Submissions (subject to Section 8.5);
                                                          -----------
                           (f) all Evamist Governmental Permits, to the extent
                  legally transferable (excluding the Evamist FDA Submissions, subject to Section 8.5);
                             -----------

                           (g) the Evamist FDA Submissions upon transfer
                  pursuant to Section 8.5;
                              -----------

                           (h) any other assets related primarily to the
                  research (including all pre-clinical and clinical studies), development, manufacture, formulation, use, distribution, marketing, sale and promotion of Evamist, provided, however, that:

                                    (i) using the ***, the Acquiror, after the
                  Closing, itself or through a contract manufacturer, shall use commercially reasonable efforts to, and subject to the terms of the manufacturing and supply contract to be entered into by and between the Acquiror and ***, manufacture or cause to be manufactured, on behalf of and for delivery to the Seller up to 150,000 transdermal spray housings by January 1, 2008 and up to 150,000 transdermal spray housings by April 1, 2008, in each case subject to the Seller providing Acquiror a written purchase order for such quantities at least 120 calendar days in advance of the delivery date therefor and agreement to reimburse Acquiror for its actual cost therefor; provided, however, the Acquiror shall not be required to take any action under this
                  Section 2.1(h)(i) that would interfere with, or be
                  -----------------
                  detrimental to, the Evamist Business as conducted by the Acquiror following the Closing, as determined by the Acquiror in good faith; and

                                    (ii) with respect to the *** located at
                  DPT Laboratories, the Acquiror, for a period of 120 calendar days after the Closing, shall use commercially reasonable efforts to make such equipment available at its then current location for reasonable use on behalf of the Seller in connection with the manufacturing of its testosterone metered dose transdermal spray product, and the parties shall cooperate with respect to the scheduling of such use such that the Seller shall have reasonable access to such equipment as determined by the parties; provided, however, the Acquiror shall not be required to take any action under this Section 2.1(h)(ii) that would interfere with, or be
                       ------------------
                  detrimental to, the Evamist Business as conducted by the Acquiror following the Closing, as determined by the Acquiror in good faith; provided, further, the Seller shall use commercially reasonable efforts following the Closing to either purchase a *** or find an alternative arrangement with a third party for use of such third party's *** ; provided, further, that the Seller shall reimburse the Acquiror for any costs incurred by the Acquiror as a result of this Section 2.1(h)(ii).
                          ------------------

                  In addition, for clarity, the parties agree and acknowledge that, with the exception of the foregoing ***, the Purchased Assets shall exclude any assets used by the Seller solely in connection with its testosterone metered dose transdermal spray product; and

                           (i) all rights, claims and credits, including all
                  guarantees, warranties, indemnities and similar rights in favor of Seller or any of its Affiliates or any of their respective employees to the extent relating to any Purchased Asset or any Assumed Liability.

                  Section 2.2 Excluded Assets. Notwithstanding anything to
                              ---------------
the contrary set forth in this Agreement, the Seller shall have no obligation to sell, convey, transfer, assign or otherwise deliver unto the Acquiror pursuant to this Agreement, and the Acquiror shall have no obligation to purchase or otherwise accept from the Seller pursuant to this Agreement, any of the right, title or interest of the Seller in or to any of the assets of the Seller other than the Purchased Assets (collectively, the "EXCLUDED ASSETS"). Without limiting the generality of the foregoing, the Excluded Assets shall expressly include (and, therefore, the Purchased Assets shall specifically exclude) the following:

                           (a) the Corporate Name;

                           (b) all human resource and other employee related
                  files and records;

                           (c) all Books and Records, other than the Evamist
                  Books and Records;

                           (d) subject to Section 8.11, any insurance policies
                                          ------------
                  of Seller or its Subsidiaries or rights thereunder or proceeds thereof;

                           (e) the Evamist FDA Submissions (subject to
                  Section 8.5);
                  -----------

                           (f) the Seller Multi-Application Technology;

                           (g) the right to a refund requested from the FDA
                  for any or all of the Evamist NDA filing fee;

                           (h) all right, title and interest of the Seller in
                  and to any real property, whether owned or leased by the Seller;

                           (i) all cash, cash equivalents, marketable
                  securities and similar cash items of the Seller, whether or not arising from the Evamist Business;

                           (j) all refunds and rights to refunds related to
                  Taxes; and

                           (k) all claims, actions, deposits, prepayments,
                  refunds, causes of action, rights of recovery, rights of set off and rights of recoupment of any kind or nature (including any such item relating to Taxes) relating to the Excluded Assets.

                  Section 2.3 Retention of Assets. Notwithstanding
                              -------------------
anything to the contrary contained in this Agreement and without limiting
Section 2.8, the Seller may retain, at its expense, one archival copy of all
-----------
Assumed Contracts, Evamist Books and Records and other documents or materials conveyed hereunder, in each case, which the Seller in good faith determines it is reasonably likely to need access to in connection with performing its rights and obligations under this Agreement. Without limiting Section 2.8,
                                                              -----------
access to such information shall be restricted to the Seller's legal counsel and such employees of the Seller who have a "need to know" such information in connection therewith. Upon the final performance of its rights and obligations hereunder, Seller shall (i) if such materials relate solely to the Evamist Business, destroy or deliver to the Acquiror such materials, and (ii) if such materials relate to both the Evamist Business and any other business of Seller, redact, to the extent practicable, any portion of such materials that contain information relating solely to the Evamist Business, provided, however, if the Clinical Results Option is exercised, the Data Package will be excluded in the case of (i) and (ii) above.

                  Section 2.4 Assignability and Consents.
                              --------------------------

                           (a) Notwithstanding anything to the contrary
                  contained in this Agreement, if the sale, conveyance, assignment, transfer or delivery or attempted sale, conveyance, assignment, transfer or delivery to the Acquiror of any Purchased Asset is (i) prohibited by any applicable
                  Law or (ii) would require any authorizations, approvals, consents or waivers from a third Person and such authorizations, approvals, consents or waivers shall not have been obtained prior to the Closing Date (each, a "NON-ASSIGNABLE ASSET"), in either case, the Closing shall proceed (subject to the parties rights under Article IX and X,
                                                               ----------     -
                  as applicable), but the Closing shall not constitute the sale, conveyance, assignment, transfer or delivery of such Non-Assignable Asset, and this Agreement shall not constitute a sale, conveyance, assignment, transfer or delivery of such Non-Assignable Asset unless and until such authorization, approval, consent or waiver is obtained.
                  After the Closing, the Seller shall continue to use commercially reasonable efforts to obtain any Seller Third Party Consent.

                           (b) Once authorization, approval or waiver of or
                  consent for the sale, conveyance, assignment, transfer or delivery of any such Non-Assignable Asset not sold, conveyed, assigned, transferred or delivered at the Closing is obtained, the Seller shall convey, assign, transfer and deliver such Non-Assignable Asset to the Acquiror at no additional cost to the Acquiror. Notwithstanding anything to the contrary contained in this Agreement, the Acquiror shall not assume any Liabilities with respect to a Non-Assignable Asset until it has been assigned to the Acquiror.

                  Section 2.5 License to Seller Multi-Application Technology.
                              ----------------------------------------------
Effective as of the Closing, the Seller hereby grants, on behalf of itself and its Subsidiaries, to the Acquiror a fully paid, royalty free license in perpetuity under the Seller Multi-Application Technology solely to exploit, import, export, make, have made, develop, use, market, offer for sale and sell products (other than a product for transdermal delivery of any Androgen), which license shall be exclusive as to Evamist and non-exclusive as to any other product. For purposes of the foregoing and Section 2.6 below, "ANDROGEN" means any of the following: testosterone, androstenediol, androstenedione, dehydroepiandrosterone, dihydrotestosterone, tibolone or any selective androgen receptor modulator.

                  Section 2.6 Licenses to Improvements. Effective as
                              ------------------------
of the Closing:

                           (a) the Seller hereby grants to the Acquiror a
                  worldwide, fully paid, royalty free, non-exclusive license in perpetuity under Improvements owned or controlled by the Seller to exploit, import, export, make, have made, develop, use, market, offer for sale and sell products other than a product for transdermal delivery of any Androgen; and

                           (b) the Acquiror hereby grants to the Seller a
                  worldwide, fully paid, royalty free, non-exclusive license in perpetuity under Improvements owned or controlled by the Acquiror to exploit, import, export, make, have made, develop, use, market, offer for sale and sell products other than Competing Products.

                  Section 2.7 Sublicense Agreement. In the event that the Acrux
                              --------------------
License Assignment Consent has not been obtained as of the Closing, the Seller shall grant to the Acquiror an exclusive sublicense under the Licensed Intellectual Property (as defined in the Acrux License) pursuant to, and upon the terms and subject to the conditions set forth in, the Sublicense
Agreement, effective as of the Closing.

                  Section 2.8 Clinical Results Option. Notwithstanding anything
                              -----------------------
to the contrary set forth in this Agreement, in the event that the Acquiror so elects by giving written notice thereof to the Seller prior to the Closing
(the "CLINICAL RESULTS OPTION"), the Seller shall have the right to retain a copy of all pre-clinical and clinical trial data results obtained in the course of the development of Evamist and all Evamist Product Registrations (collectively, the "DATA PACKAGE"), which Seller shall have the right to sell and transfer to a third party for such third party's use, modification, reference and disclosure solely in connection with such third party seeking regulatory approval to market and commercialize one or more pharmaceutical products consisting of MDTS containing Estradiol or any other Estrogen, which product is controlled or developed by or on behalf of such third party, in the European Union (the "APPROVED USES"); provided, however, any such sale and transfer of the Data Package shall (i) be subject to standard and customary confidentiality obligations that limit the use thereof to the Approved Uses and to Persons subject to similar confidentiality obligations, except in the case of disclosure to Governmental or Regulatory Authorities which disclosure would as a matter of Law be maintained as confidential, and (ii) provide that the third party purchaser of such Data Package may not license, sell, dispose or otherwise transfer the Data Package to any other Person without the prior written consent of Acquiror (such consent not to be unreasonably withheld conditioned or delayed), except to the extent reasonably necessary to enable the Approved Uses (provided such usage does not involve a further transfer of ownership of the Data Package) and in all events subject to the confidentiality obligations described in clause (i) above. For clarity, Seller shall have the right to retain any and all consideration obtained from such sale and transfer of the Data Package.

                                  ARTICLE III.

                           ASSUMPTION OF LIABILITIES

                  Section 3.1 Assumption of Liabilities.
                              -------------------------

                           (a) Upon the terms and subject to the conditions
                  set forth in this Agreement, as of the Closing Date, the Acquiror agrees to assume, satisfy, perform, pay and discharge each of the following Liabilities (the "ASSUMED LIABILITIES"):

                                    (i) all Liabilities of Seller or any of its
                  Subsidiaries under the Assumed Contracts (in the case of an Assumed Contract requiring third party consent to assignment, where such consent has been obtained), but only to the extent such Liabilities arise from any event, circumstance or condition occurring after the Closing;

                                    (ii) all Liabilities with respect to the
                  Evamist Governmental Permits that are Purchased Assets to the extent relating to the operation or conduct of the Evamist Business by or on the behalf of the Acquiror from and after the Closing, excluding the Evamist NDA;

                                    (iii) all Liabilities for Taxes arising
                  out of or relating to, directly or indirectly, the Purchased Assets (including Evamist) or the ownership, sale or lease of any of the Purchased Assets attributable to the Post-Closing Tax Period, other than the Excluded Tax Liabilities;

                                    (iv) ***; and

                                    (v) all Liabilities after the Closing Date
                  arising out of or related to the Acquiror's ownership of the Purchased Assets and operation and conduct of the Evamist Business by or for the benefit of the Acquiror.

                           (b) Notwithstanding anything contained in this
                  Agreement to the contrary, from and after the Closing Date, the Seller shall retain all of the following Liabilities ("EXCLUDED LIABILITIES"):

                                    (i) all accounts payable and other similar
                  Liabilities of the Seller and its Subsidiaries, excluding fifty percent (50%) of the payment due to Fempharm Pty Ltd. pursuant to Section 3.2(b) of the Acrux License;

                                    (ii) any Liability incurred by the Seller
                  in accordance with Section 8.5 in obtaining Evamist NDA
                                     -----------
                  Approval;

                                    (iii) any Liability of Seller or any of
                  its Subsidiaries, or any member of any consolidated, affiliated, combined or unitary group of corporations of which Seller or any of its Subsidiaries is or has been a member, for Taxes and any liabilities for Taxes attributable to the Purchased Assets for any Pre-Closing Tax Period ("EXCLUDED TAX LIABILITY");

                                    (iv) all Liabilities of the Seller and its
                  Subsidiaries arising out of any product liability, patent infringement, breach of warranty or similar claim for injury to person or property or any other claim related to the Purchased Assets or the Evamist Business arising prior to the Closing (including all proceedings relating to any such Liabilities);

                                    (v) all Liabilities of the Seller and its
                  Subsidiaries arising out of government seizures, field corrections, withdrawals or recalls of Evamist manufactured, transferred or sold prior to the Closing, which are claimed prior to, on or after the Closing Date;

                                    (vi) all Liabilities of the Seller and its
                  Subsidiaries with respect to any litigation or other claims related to the Evamist Business or Purchased Assets to the extent arising from any event, circumstance or condition occurring or alleged to have occurred prior to the Closing;

                                    (vii) any Liability of the Seller related
                  to any product or service of the Seller or any of its Subsidiaries other than Evamist or the operation or conduct by the Seller or any of its Subsidiaries of any business other than the Evamist Business;

                                    (viii) any Liability or obligation of
                  Seller or any of its Subsidiaries (A) arising out of any actual or alleged breach by Seller or any of its Subsidiaries of, or nonperformance by Seller or any of its Subsidiaries under, any Assumed Contract prior to the Closing or (B) accruing under any Assumed Contract prior to the Closing;

                                    (ix) any Liability of the Seller to the
                  extent arising out of (i) any suit, action or proceeding pending or, to the Knowledge of the Seller, threatened as of the Closing, with respect to claims which arise from facts, events or circumstances occurring prior to the Closing, or
                  (ii) any actual or alleged violation by the Seller or any of its Affiliates of any Law applicable to the Seller or any of its Affiliates;

                                    (x) any Liability of the Seller that
                  relates to any Excluded Asset;

                                    (xi) any Liability of Seller or any of its
                  Subsidiaries or ERISA Affiliates under or relating to (A) any employee benefit plan, or relating to wages, bonuses, payroll, vacation, sick leave, workers' compensation, unemployment benefits, pension benefits, employee stock option or profit-sharing plans, health care plans or benefits, phantom stock, deferred compensation or other similar plan or arrangement, or any other employee plans or benefits of any kind, in each case, which Seller or any Subsidiary or ERISA Affiliate has entered into, maintains or administers or has maintained or administered, to which Seller or any Subsidiary or ERISA Affiliate contributes or has contributed or is or has been required to contribute, or under or with respect to which Seller or any ERISA Affiliate has or may have any Liability and (B) any actual or alleged violation by the Seller or any of its Affiliates of any equal employment or employment discrimination laws;

                                    (xii) any Liability under Environmental
                  Laws arising out of or relating to the operation or conduct of the Evamist Business or the use or ownership of the Purchased Assets in the Evamist Territory, in each case, before the Closing;

                                    (xiii) any Liability of the Seller to any
                  of its Affiliates; and

                                    (xiv) any other Liability of Seller or any
                  of its Subsidiaries or Affiliates that is not specifically listed as an Assumed Liability under Section 3.1(a)
                                                       --------------
                  (including any Liability to the extent resulting from the ownership, use, operation or maintenance of the Purchased Assets by or on behalf of Seller prior to the Closing, or the operation or conduct of the Evamist Business by or on behalf of the Seller prior to the Closing).

                                  ARTICLE IV.

                          PURCHASE PRICE AND PAYMENT

                  Section 4.1 Purchase Price. As consideration for the
                              --------------
Purchased Assets, the grant of the license under the Seller Multi-Application Technology pursuant to Section 2.5 and, as applicable, the grant of the
                       -----------
sublicense pursuant to the Sublicense Agreement, at the Closing, the Acquiror shall:

                           (a) assume the Assumed Liabilities; and

                           (b) pay to Seller an aggregate amount equal to the
                  sum of $10,000,000 (the "PURCHASE PRICE").

The Purchase Price shall be payable in cash by wire transfer of immediately available funds to an account designated by Seller to Acquiror in writing at least two (2) Business Days prior to Closing.

                  Section 4.2 Milestone Payments.
                              ------------------

                           (a) Upon such date that the Evamist NDA Approval is
                  granted by the FDA and the Evamist FDA Submissions and all rights associated therewith are transferred to Acquiror pursuant to Section 8.5, Acquiror shall pay to Seller,
                              -----------
                  within five (5) Business Days thereafter, $140,000,000 in cash (the "FDA MILESTONE PAYMENT").

                           (b) In the event that Net Sales of Evamist equal or
                  exceed $100,000,000 in any fiscal year of the Acquiror, Acquiror shall pay to Seller, within ten (10) Business Days after the completion of the audit of the consolidated financial statements of Acquiror as of and for such fiscal year, but in no event later than sixty (60) days after the end of such fiscal year, $10,000,000 in cash. For the avoidance of doubt, the amount required to be paid pursuant to this Section 4.2(b) (if required to be paid) shall only
                          --------------
                  be paid once and, for clarity, not with respect to every fiscal year that annual Net Sales of Evamist equal or exceed $100,000,000.

                           (c) In the event that Net Sales of Evamist equal or
                  exceed $200,000,000 in any fiscal year of the Acquiror, Acquiror shall pay to Seller, within ten (10) Business Days after the completion of the audit of the consolidated financial statements of Acquiror as of and for such fiscal year, but in no event later than sixty (60) days after the end of such fiscal year, either (i) $20,000,000 in cash or
                  (ii) if the Acquiror has given written notice to the Seller prior to the Closing of its election to exercise the Clinical Results Option, $10,000,000 in cash. For the avoidance of doubt, the amount required to be paid pursuant to this Section 4.2(c) (if required to be paid) shall only
                          --------------
                  be paid once and, for clarity, not with respect to every fiscal year that Net Sales of Evamist equal or exceed $200,000,000. In addition, for the avoidance of doubt, the amounts required to be paid pursuant to Sections 4.2(b) and
                                                          -------------------
                  (c), respectively, may be paid with respect to the same
                  ---
                  fiscal year in the event that Net Sales of Evamist equal or exceed both $100,000,000 and $200,000,000 for the first time in such fiscal year.

                           (d) All payments paid to the Seller pursuant to
                  this Section 4.2, shall be by wire transfer of immediately
                       -----------
                  available funds to an account designated by the Seller at least two (2) Business Days prior to the date on which such payment is required to be paid.

                           (e) Within five (5) Business Days after the
                  completion of the audit of the consolidated financial statements of Acquiror as of and for such fiscal year, until such time as the Seller has received the applicable milestone payment pursuant to Section 4.2(c), the Acquiror
                                                --------------
                  shall provide the Seller with a report, certified by the Acquiror's Chief Financial Officer, setting forth the Net Sales (including an itemized list of the deductions from the total gross invoices used in calculating such Net Sales) of Evamist during such fiscal year for each country within the Evamist Territory and the amount, if any, due pursuant to
                  Section 4.2(b) and/or 4.2(c) with respect to such fiscal
                  --------------        ------
                  year. The Acquiror shall keep complete and accurate records in sufficient detail to make the reports required hereunder, to confirm its compliance with the provisions of this
                  Section 4.2, to properly reflect all Net Sales of Evamist
                  -----------
                  and to verify the determination of all amounts payable hereunder.

                           (f) Upon the written request of the Seller, the
                  Acquiror shall permit an independent certified public accounting firm of recognized national standing in the United States designated by the Seller and reasonably acceptable to the Acquiror to have access during normal business hours to such of the records of the Acquiror as may be reasonably necessary to verify the accuracy of any Net Sales reported and amounts payable under Section 4.2(b) and
                                                           --------------
                  (c) of this Agreement. Each party shall submit such
                  ---
                  information in its possession or control to the accounting firm reasonably necessary for verification of Net Sales. Any such verification shall be carried out under customary conditions of confidentiality. If the accounting firm determines that additional amounts were payable, the Acquiror shall have ten (10) Business Days from the delivery of such accounting firm's written report to submit additional information to the accounting firm, and the accounting firm will take such additional information under consideration for a period not to exceed ten (10) Business Days. Thereafter, if the accounting firm finally determines that Acquiror owes any additional amounts to Seller, such amount shall be paid within ten (10) Business Days of such determination, plus interest on such amount (from the date such amount was originally due under this Agreement) at the six month LIBOR rate as reported by the East Coast Edition of the Wall Street Journal on the date such payment is due. The fees charged by such accounting firm shall be paid by the Seller, provided, however, that if the audit discloses that additional amounts were owed to the Seller, then the Acquiror shall reimburse the Seller for the fees and expenses charged by such accounting firm.

                  Section 4.3 Allocation of Purchase Price. The Purchase Price
                              ----------------------------
shall be allocated among the Purchased Assets, the grant of the license under the Seller Multi-Application Technology pursuant to Section 2.5 and, as
                                                    -----------
applicable, the grant of the sublicense pursuant to the Sublicense Agreement in accordance with Section 1060 of the Code and the Treasury Regulations promulgated thereunder, and the Acquiror and the Seller agree to (a) be bound by the allocation, (b) act in accordance with the allocation in the preparation of financial statements and filing of all Tax Returns (including, without limitation, filing Internal Revenue Service Form 8594 with their United States federal income Tax Return for the taxable year that includes the date of the Closing) and in the course of any Tax audit, Tax review or Tax litigation relating thereto, and (c) take no position and cause their Affiliates to take no position inconsistent with the allocation for income Tax purposes, including United States federal and state income Tax and foreign income Tax, unless otherwise required pursuant to a "determination" within the meaning of Section 1313(a) of the Code. The Acquiror shall initially determine and send written Notice to the Seller of the allocation of the Purchase Price within thirty (30) days after the Closing Date. The Seller will be deemed to have accepted such allocation unless it provides written Notice of disagreement to the Acquiror within ten (10) days after the receipt of the Seller's Notice of allocation. If the Seller provides such Notice of disagreement to the Acquiror, the parties shall proceed in good faith to determine the allocation in dispute. If, within ten (10) days after the Acquiror receive the Seller's Notice of disagreement, the parties have not reached agreement, the Accountants shall be engaged to determine the final allocation in dispute. The Seller and the Acquiror shall share equally the fees of such Accountants. Not later than thirty (30) days prior to the filing of their respective Internal Revenue Service Forms 8594 relating to this transaction, each party shall deliver to the other party a copy of its Internal Revenue Service Form 8594.

                  Section 4.4 Sales, Use and Other Taxes. All transfer,
                              --------------------------
documentary, sales, use, valued-added, gross receipts, stamp, registration or other similar transfer taxes incurred in connection with the transfer and sale of the Purchased Assets as contemplated by the terms of this Agreement, including all recording or filing fees, notarial fees and other similar costs of Closing, that may be imposed, payable, collectible or incurred ("TRANSFER TAXES") shall be timely paid by Seller. The parties hereto shall reasonably cooperate, to the extent reasonably requested and permitted by applicable law, in minimizing any such Transfer Taxes. The party required by law will file all necessary Tax Returns and other documentation with respect to any such Transfer Taxes within the time prescribed by applicable law, and the other party will join in the execution of any such Tax Returns and other documentation. All costs incurred in the filing of such Tax Returns will be paid by Seller. The Seller shall provide Acquiror with evidence satisfactory to Acquiror that such transfer Taxes have been timely paid by the Seller.

                  Section 4.5 Tax Withholding. All payments made by Acquiror
                              ---------------
to Seller pursuant to this Agreement shall be made free and clear of any withholding, deduction or offset.

                  Section 4.6 Risk of Loss. Until the Closing, the Seller shall
                              ------------
bear the risk of any loss or damage to the Purchased Assets from fire, casualty or any other occurrence. Following the Closing, Acquiror shall bear the risk of any loss or damage to the Purchased Assets from fire, casualty or any other occurrence.

                  Section 4.7 Subsidiaries. Acquiror shall, upon ten (10)
                              ------------
Business Days prior written notice to Seller, have the right to designate one or more of its wholly-owned direct or indirect Subsidiaries (each, a "DESIGNATED ACQUIROR SUBSIDIARY") to purchase all or any of the Purchased Assets or assume all or any of the Assumed Liabilities so long as Acquiror shall remain liable for all of its liabilities and obligations hereunder and under the Related Agreements; provided, however, that Acquiror shall not be permitted to make such a designation if such designation would, or would reasonably be expected to, (i) result in any material costs, or any material liabilities, to the Seller or its Subsidiaries (including but not limited to any liability for Taxes, regardless of materiality and whether withheld at the source or otherwise), (ii) materially delay or prevent the consummation of the transactions contemplated hereby, (iii) materially adversely affect the obtaining of consents and approvals in connection with the transactions contemplated hereby (or require that material consents and approvals be resolicited) or (iv) otherwise cause the conditions to Closing set forth in Articles IX and X hereof to not be satisfied.
-----------     -

                                   ARTICLE V.

                                    CLOSING

                  Section 5.1 Time and Place. Unless this Agreement is earlier
                              --------------
terminated pursuant to Article XII, the closing of the transactions
                       -----------
contemplated by this Agreement, including the purchase and sale of the Purchased Assets and the assumption of the Assumed Liabilities (the "CLOSING"), shall take place as promptly as practicable, but in no event later than five (5) Business Days following satisfaction or waiver of the conditions set forth in Articles IX and X, at 9:00 a.m., Pacific Standard time, at the
             -----------     -
offices of Latham & Watkins LLP, 650 Town Center Drive 20th Floor, Costa Mesa, California 92626, unless another time or place shall be agreed to by the parties (the "CLOSING DATE").

                  Section 5.2 Deliveries at Closing.
                              ---------------------

                           (a) Closing Deliveries by the Seller. At the
                               --------------------------------
                  Closing, the Seller shall deliver or cause to be delivered to the Acquiror:

                                    (i) an original of each of the Trademark
                  Assignment Agreement, the Patent Assignment Agreement, the Bill of Sale, the Transition Services Agreement and the Sublicense Agreement (only if the Sublicense Agreement is required to be executed and delivered pursuant to Section
                                                                    -------
                  2.7), executed by the Seller, and copies of all documents
                  ---
                  required to be delivered by the Seller pursuant to the Related Agreements;

                                    (ii) an unredacted, fully executed copy
                  of each of the Assumed Contracts;

                                    (iii) assignment and assumption agreements
                  and/or subcontracts, as applicable, in form and substance reasonably acceptable to the Seller and the Acquiror, assigning to the Acquiror all rights of the Seller in and to the Assumed Contracts;

                                    (iv) written evidence of the receipt of
                  all Seller Governmental Consents set forth on Schedule
                                                                --------
                  6.3(a) of the Seller Disclosure Schedule and Seller Third
                  ------
                  Party Consents set forth on Schedule 6.3(b) of the Seller
                                              ---------------
                  Disclosure Schedule;

                                    (v) written evidence (including duly
                  executed UCC-3 forms, as applicable) that all liens and encumbrances related to the Purchased Assets, if any, have been released;

                                    (vi) all forms, certificates and other
                  documents referred to in Section 8.12(d); and
                                           ---------------

                                    (vii) the certificates and other matters
                  described in Article X.
                               ---------

                           (b) Closing Deliveries by the Acquiror. At the
                               ----------------------------------
                  Closing, the Acquiror will deliver or cause to be delivered to the Seller:

                                    (i) the Purchase Price in immediately
                  available funds by wire transfer to an account or accounts that shall have been designated by the Seller not less than two (2) Business Days prior to the Closing Date;

                                    (ii) an original of each of the Trademark
                  Assignment Agreement, the Patent Assignment Agreement, the Bill of Sale, the Transition Services Agreement and the Sublicense Agreement (only if the Sublicense Agreement is required to be executed and delivered pursuant to Section
                                                                    -------
                  2.7), executed by the Acquiror, and copies of all documents
                  ---
                  required to be delivered by the Acquiror pursuant to the Related Agreements;

                                    (iii) such instruments of assumption and
                  other instruments or documents, in form and substance reasonably acceptable to the Seller and the Acquiror, as may be necessary to effect the Acquiror's assumption of the Assumed Liabilities and the Assumed Contracts; and

                                    (iv) the certificates and other matters
                  described in Article IX.
                               ----------

                           (c) Further Deliveries of the Seller. At or
                               --------------------------------
                  promptly following the Closing, but in no event later than thirty (30) days thereafter, the Seller shall deliver or cause to be delivered to Acquiror the following: (i) Evamist Governmental Consents, (ii) the Evamist Books and Records and (iii) any other Purchased Asset which was not delivered to Acquiror on the Closing Date.

                                  ARTICLE VI.

                 REPRESENTATIONS AND WARRANTIES OF THE SELLER

                  Except as set forth in the disclosure schedule supplied by the Seller to the Acquiror and dated as of the date hereof (the "SELLER DISCLOSURE SCHEDULE"), which Seller Disclosure Schedule identifies the Section (or, if applicable, subsection) to which such exception relates (provided, however, that such disclosure shall also apply to particular matters represented or warranted in other Sections and subsections to the extent that it is readily apparent from the text of such disclosure), the Seller represents and warrants to the Acquiror as follows:

                  Section 6.1 Organization, Etc. The Seller is duly
                              -----------------
incorporated, validly existing and, where applicable, in good standing under the laws of Delaware and has all requisite power and authority to own its assets, including the Purchased Assets, and carry on the Evamist Business as currently conducted by it. The Seller is duly authorized to conduct its business and is in good standing in each jurisdiction where such qualification is required to own the Purchased Assets or conduct the Evamist Business as they are now being conducted, except where the failure to be so qualified or in good standing would not be reasonably expected to have a Seller Material Adverse Effect. The certificate of incorporation, bylaws or other similar governing instruments and organizational documents (the "CHARTER DOCUMENTS") of the Seller that have been delivered to the Acquiror on or prior to the date hereof are effective under applicable Laws and are current, correct and complete. No Affiliates of the Seller are presently or have in the past been engaged in the development, manufacture, marketing or sale of Evamist or the operation or conduct of the Evamist Business.

                  Section 6.2 Authority of the Seller. The Seller has all
                              -----------------------
necessary corporate power and authority and has taken all actions necessary to enter into this Agreement, to execute and deliver the Related Agreements to which it is or will be a party and carry out the transactions contemplated hereby and by the Related Agreements to which it is or will be a party. The board of directors of the Seller has taken all action required by Law and the Charter Documents of the Seller and otherwise to be taken by it to duly authorize (i) the execution and delivery of this Agreement and the Related Agreements to which it is or will be a party and (ii) the consummation of the transactions contemplated hereby and by the Related Agreements to which it is or will be a party. No other corporate proceedings on the part of the Seller are necessary to authorize this Agreement and the Related Agreements and the transactions contemplated hereby and thereby. This Agreement has been duly and validly executed and delivered by the Seller and, when executed and delivered by the Acquiror, will constitute a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms. When executed and delivered by the Seller, each Related Agreement will constitute a legal, valid and binding obligation of the Seller enforceable against it in accordance with its terms. Notwithstanding the matters set forth in this Section 6.2, the
                                                         -----------
enforceability of this Agreement and the Related Agreements may be limited by principles of public policy and the rules of law governing specific performance, injunctive relief or other equitable remedies.

                  Section 6.3 Consents and Approvals.
                              ----------------------

                           (a) Schedule 6.3(a) of the Seller Disclosure
                               ---------------

                  Schedule sets forth a complete and accurate list (the "SELLER GOVERNMENTAL CONSENTS") of all consents, waivers, approvals, Orders, permits or authorizations of, or registrations, notifications, declarations, payments or filings with, any Governmental or Regulatory Authority that are required by or with respect to the Seller in connection with the execution and delivery of this Agreement and the Related Agreements by the Seller or the performance of its obligations hereunder and thereunder.

                           (b) Schedule 6.3(b) of the Seller Disclosure
                               ---------------
                  Schedule sets forth a complete and accurate list (the "SELLER THIRD PARTY CONSENTS") of all material consents, waivers, approvals, or authorizations of, or notices to, any third party (other than a Governmental or Regulatory Authority) that are required by or with respect to the Seller in connection with the execution and delivery of this Agreement and the Related Agreements by the Seller or the performance of its obligations hereunder and thereunder.

                  Section 6.4 Non-Contravention. The execution and delivery by
                              -----------------
the Seller of this Agreement and the Related Agreements does not, and the performance by Seller of its respective obligations under this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby will not:

                           (a) conflict with or result in a violation or
                  breach of any of the terms, conditions or provisions of the Charter Documents of the Seller;

                           (b) assuming the receipt of all consents, waivers,
                  approvals, Orders, permits or authorizations of Governmental and Regulatory Authorities, and the termination or expiration of any waiting periods thereunder (set forth in
                  Schedule 6.4(b) of the Seller Disclosure Schedule) required
                  ---------------
                  to be obtained by the Seller and the making of all registrations, notifications, declarations or filings with Governmental and Regulatory Authorities, and the termination or expiration of any waiting periods thereunder (set forth in Schedule 6.4(b) of the Seller Disclosure Schedule)
                     ---------------
                  required to be made by or with respect to the Seller, conflict with or result in a violation or breach of any term or provision of any Law applicable to the Seller, the Evamist Business or the Purchased Assets; or

                           (c) conflict with or result in (i) a Default under,
                  (ii) the loss of any benefit under or (iii) the creation of any Encumbrance on any of the Purchased Assets (including any Assumed Contract).

                  Section 6.5 Contracts.
                              ---------

                           (a) All Contracts meeting the definition of
                  "Evamist Contracts" are listed on Schedule 1.1(a)(2). The
                                                    ------------------
                  Assumed Contracts are valid, binding and in full force and effect. Except as set forth on Schedule 6.5(a) of the Seller
                                                 ---------------
                  Disclosure Schedule, the Seller and, to the Knowledge of the Seller, any other party thereunder, has performed all obligations required to be performed by such party under the Assumed Contracts and is not in material breach or default under any Assumed Contract and, to the Knowledge of the Seller, no other party to any Assumed Contract is (with or without the lapse of time or the giving of notice, or both) in material breach or default thereunder. The Seller has not received any notice of the intention of any party to terminate any Assumed Contract. Complete and correct copies of all Assumed Contracts and amendments thereto have been made available to Acquiror.

                           (b) No Contracts other than the Evamist Contracts
                  and the rights of Seller under the Related Agreements are necessary for the conduct of the Evamist Business.

                  Section 6.6 Intellectual Property Rights.
                              ----------------------------

                           (a) Schedule 6.6(a) of the Seller Disclosure
                               ---------------
                  Schedule lists all Registered Evamist Intellectual Property that is owned by or licensed to the Seller.

                           (b) To the Knowledge of the Seller, the operation
                  of the Evamist Business, as has been and is now being conducted, does not presently infringe or constitute a misappropriation of any registered or unregistered patents, trademarks, copyrights, trade secrets or other proprietary rights of any Person, and the currently contemplated operation of the Evamist Business will not infringe or constitute a misappropriation thereof, and neither the Seller, nor any Subsidiary thereof, has received any written notice from any Person, or has Knowledge of, any actual or threatened claim or assertion to the contrary or of any facts or alleged facts which are likely to serve as the basis for any such claim or assertion.

                           (c) Any registration, maintenance and renewal fees
                  due in connection with the Registered Evamist Intellectual Property have been paid in a timely manner and all necessary documents and certificates in connection with the Registered Evamist Intellectual Property have, for the purposes of maintaining such Registered Evamist Intellectual Property, been filed in a timely manner with the relevant Governmental or Regulatory Authorities, provided, however, that the foregoing representation and warranty is made only to the Knowledge of the Seller with respect to Registered Evamist Intellectual Property licensed to the Seller.

                           (d) The Evamist Intellectual Property set forth on
                  Schedule 6.6(a) of the Seller Disclosure Schedule is free
                  ---------------
                  and clear of all Encumbrances and no Person other than the Seller and its Subsidiaries, including any current or former employee or consultant of the Seller and its Subsidiaries, has any proprietary, commercial or other interest in any of the Evamist Intellectual Property, provided, however, that the foregoing representation and warranty is made only to the Knowledge of the Seller with respect to Evamist Intellectual Property licensed to the Seller. There are no existing agreements, options, commitments, or rights with, of or to any Person to acquire or obtain any rights to, any of the Evamist Intellectual Property set forth on Schedule
                                                                    --------
                  6.6(a) of the Seller Disclosure Schedule, provided, however,
                  ------
                  that the foregoing representation and warranty is made only to the Knowledge of the Seller with respect to Evamist Intellectual Property licensed to the Seller.

                           (e) The Seller or its Subsidiaries have the
                  unrestricted right to assign, transfer and/or grant to the Acquiror all rights in the Evamist Intellectual Property that are being assigned, transferred and/or granted to the Acquiror under this Agreement and the Related Agreements, in each case free of any rights or claims of any Person and without payment of any royalties, license fees or other amounts to any Person.

                           (f) To the Knowledge of the Seller, there is no
                  unauthorized use or infringement of any of the Evamist Patent Rights by any Person.

                           (g) There are no Actions or Proceedings (including
                  any inventorship challenges) pending or, to the Knowledge of the Seller, threatened with respect to any of the Evamist Intellectual Property nor have any such Actions or Proceedings been brought during the past three (3) years.

                           (h) Solely as it relates to Evamist, the Seller has
                  not entered into any Contract (i) granting any Person the right to bring infringement actions with respect to, or otherwise to enforce rights with respect to, any of the Evamist Intellectual Property, or (ii) expressly agreeing to indemnify any Person against any charge of infringement of any of the Evamist Intellectual Property.

                           (i) The Seller has not entered into any Contract
                  granting any Person the right to control the prosecution of any of the Evamist Patent Rights.

                           (j) None of the Evamist Trademarks are or have been
                  the subject of any opposition, cancellation, abandonment or similar proceeding, and neither the Seller, nor any of its Subsidiaries, has received any written notice from any Person, or has Knowledge, of any actual or threatened claim or assertion to the contrary, or of any facts or alleged facts which are likely to serve as a basis for any such claim or assertion.

                           (k) To the Knowledge of the Seller, there are no
                  trademarks or trademark registrations or applications of any Person that are interfering or potentially interfering with the Evamist Trademarks set forth on Schedule 1.1(g) or any
                                                      ---------------
                  other material Evamist Trademarks.

                           (l) To the Knowledge of the Seller, there is no
                  unauthorized use or infringement of the Evamist Copyrights set forth on Schedule 1.1(c).
                               ---------------

                           (m) Except as set forth on Schedule 6.6(m) of the
                                                      ---------------
                  Seller Disclosure Schedule, the Seller has not granted any licenses under or to any of the Evamist Intellectual Property or entered into any distribution or marketing arrangements with respect to any Evamist Intellectual Property or Evamist.

                  Section 6.7 Litigation. Schedule 6.7 of the Seller Disclosure
                              ----------  ------------
Schedule sets forth a list as of the date hereof of each pending or, to the Knowledge of the Seller, threatened suit, claim, action, proceeding or investigation, arising out of the conduct of the Evamist Business or against or affecting any Purchased Assets. Except as set forth in Schedule 6.7 of the
                                                          ------------
Seller Disclosure Schedule, none of the suits, claims, actions, proceedings or investigations listed in Schedule 6.7 of the Seller Disclosure Schedule as to
                         ------------
which there is at least a reasonable possibility of adverse determination would have, if so determined, individually or in the aggregate, a Seller Material Adverse Effect. Except as set forth in Schedule 6.7 of the Seller
                                                ------------
Disclosure Schedule, to the Knowledge of the Seller, there are no unasserted claims of the type that would be required to be disclosed in Schedule 6.7 of
                                                             ------------
the Seller Disclosure Schedule if counsel for the claimant had contacted the Seller that if asserted would have at least a reasonable possibility of an adverse determination. To the Knowledge of the Seller, except as set forth in
Schedule 6.7 of the Seller Disclosure Schedule, neither the Seller nor any of
------------
its Affiliates are a party or subject to or in Default under any Order applicable to the conduct of the Evamist Business or any Purchased Assets or Assumed Liability, and there are no outstanding Orders of any Governmental or Regulatory Authority that apply to the Purchased Assets that restricts the ownership, disposition or use of the Purchased Assets by the Seller or the conduct of the Evamist Business by the Seller, in each case, in any material respect. Except as set forth in Schedule 6.7 of the Seller
                                                ------------
Disclosure Schedule, there is not any suit, claim, action, proceeding or investigation by the Seller pending, or which the Seller intends to initiate, against any other Person arising out of the conduct of the Evamist Business. Except as set forth in Schedule 6.7 of the Seller Disclosure Schedule, to the
                       ------------
Knowledge of the Seller, there is no pending or threatened investigation of, or affecting the conduct of the Evamist Business or any Purchased Assets or Assumed Liability.

                  Section 6.8 Permits; Compliance with Law.
                              ----------------------------

                           (a) Schedule 6.8 of the Seller Disclosure Schedule
                               ------------
                  sets forth a true and complete list of all material authorizations, licenses, permits, certificates, approvals, exemptions, consents, confirmations, orders, registrations, product registrations, concessions, franchises, waivers and clearances of an Governmental or Regulatory Authority (including all authorizations under the FDA Act, the Public Health Services Act, the Controlled Substances Act and the regulations of the FDA and the United States Drug Enforcement Agency promulgated thereunder) necessary for the Seller to use, test, manufacture, distribute, own, lease and operate the Purchased Assets and to carry on the Evamist Business as it is being conducted as of the date hereof (the "REQUIRED PERMITS"), and the Seller is in possession of all Required Permits and all Required Permits are valid and in full force and effect.

                           (b) The Evamist Business has been and is conducted
                  by the Seller and its Subsidiaries in material compliance with all Required Permits and applicable Law by which any Purchased Asset is bound.

                           (c) No Governmental or Regulatory Authority has
                  notified the Seller or any of its Subsidiaries that the Evamist Business or the Purchased Assets were or are in violation of any Law or Required Permit or the subject of any investigation in any jurisdiction where the Evamist Business is conducted; and, to the Knowledge of the Seller, there are no grounds for the same.

                           (d) No Governmental or Regulatory Authority has
                  notified the Seller or any of its Subsidiaries of any facts or circumstances which would lead to any suspension, loss of or material modification to any Required Permit or refusal by a Governmental or Regulatory Authority to renew or accept for filing any Required Permit on terms less advantageous, individually or in the aggregate, to the Seller and its Subsidiaries than the terms of those Required Permits currently in force and, to the Knowledge of the Seller, there are no facts or circumstances providing grounds for the same.

                           (e) (i) All applications, submissions, information,
                  claims, reports and statistics, and other data and conclusions derived therefrom, utilized as the basis for or submitted in connection with any and all requests for a Required Permit of the FDA or other Governmental or Regulatory Authority relating to the Purchased Assets, when submitted to the FDA or other Governmental or Regulatory Authority were true, complete and correct in all material respects as of the date of submission and any legally necessary or required updates, changes, corrections or modifications to such applications, submissions, information, claims, reports or statistics have been submitted to FDA and other Governmental or Regulatory Authority.

                                    (ii) All pre-clinical and clinical trials
                  conducted by or under the authority of the Seller with regard to the Purchased Assets were and are being conducted in material compliance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and all applicable Laws promulgated by the FDA relating thereto, including without limitation the FDA Act and its applicable implementing regulations at 21 C.F.R. Parts 50, 54, 56 and 312, as amended.

                                    (iii) There are no investigations, audits,
                  actions or other proceedings pending with respect to a violation by the Seller or any of its Subsidiaries of the FDA Act or other applicable Law that would reasonably be expected to result in administrative, civil or criminal liability, and, to the Knowledge of the Seller, there are no facts or circumstances existing that would reasonably be expected to serve as a basis for such an investigation, audit, action or other proceeding, in each case with respect to the Evamist Business.

                                    (iv) No Governmental or Regulatory Authority
                  has commenced or threatened to initiate any action to withdraw the Evamist Product Registrations or request the recall of Evamist, or commenced or threatened to initiate any action to enjoin production of Evamist at any facility in the Evamist Territory, nor have the Seller or any of its Subsidiaries received any notice to such effect and, to the Knowledge of the Seller, there are no grounds for such action.

                                    (v) None of the employees of the Seller,
                  the Seller or any of its Subsidiaries, or their collective officers or agents, have been disqualified or debarred by the FDA for any purpose, or have been charged with or convicted under United States federal Law for conduct relating to the development or approval or otherwise relating to the regulation of any drug product under the Generic Drug Enforcement Act of 1992, the FDA Act or any other similar Law or have made an untrue statement of a material fact to any Governmental or Regulatory Authority with respect to Evamist (whether in any submission to such Governmental or Regulatory Authority or otherwise), or failed to disclose a material fact required to be disclosed to any Governmental or Regulatory Authority with respect to Evamist. Neither the Seller or any of its Subsidiaries are the subject of any pending or, to the Knowledge of the Seller, threatened investigation in respect of the Seller of any of its Subsidiaries or its products, by the FDA pursuant to its "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities" Final Policy set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto.

                  Section 6.9 Evamist Inventory.
                              -----------------

                           (a) All of the Evamist Inventory (i) is free of any
                  material defect or deficiency and (ii) was produced or manufactured in accordance with the specifications for Evamist as set forth in the applicable Evamist Product Registrations and in compliance with applicable Law. The Seller at Closing will have good and marketable title to the Evamist Inventory free and clear of any Encumbrances.

                           (b) The Initial Evamist Inventory Value represents
                  the value of the Evamist Inventory as of February 28, 2007 and was calculated from the Seller's financial systems, based upon the historical costs of materials, determined in accordance with GAAP consistently applied, and as set forth in reasonable detail on Schedule 6.9(b) of the Seller
                                          ---------------
                  Disclosure Schedule; provided, that for purposes of calculating the Initial Evamist Inventory Value, the inventory of the Evamist Business shall not include any Evamist Inventory that is damaged, defective, unusable or which otherwise fails to meet the requirements of Section
                                                                    -------
                  6.9(a). For clarity, none of the Evamist Inventory has been
                  ------
                  cleared for commercial sale and all human uses thereof are subject to appropriate exemptions.

                  Section 6.10 Suppliers. The Seller has used reasonable
                               ---------
business efforts to maintain, and, to the Knowledge of the Seller, currently maintains, good working relationships with all of the suppliers to the Evamist Business. Schedule 6.10 of the Seller Disclosure Schedule also specifies for
          -------------
the year beginning January 1, 2006 to the date of this Agreement the names of the suppliers to the Evamist Business. None of such suppliers has given the Seller or any of its Subsidiaries notice terminating, canceling or threatening to terminate or cancel any Contract or relationship with the Seller or any of its Subsidiaries relating to the Evamist Business. To the Knowledge of Seller, such suppliers are manufacturing and otherwise operating in compliance with applicable FDA requirements with respect to the products and materials supplied to Seller.

                  Section 6.11 [Intentionally Deleted.]
                                ---------------------

                  Section 6.12 Environmental Matters.
                               ---------------------

                  Except as set forth on Section 6.12 of the Seller Disclosure
                                         ------------
Schedule:

                           (a) the Seller and its Subsidiaries, to the extent
                  related to any property or facility owned, leased or operated by Seller in the conduct of the Evamist Business (the "PROPERTIES"), have obtained those Evamist Governmental Permits required by Environmental Law and necessary for the conduct of the Evamist Business, and the Seller and its Subsidiaries are in material compliance with such Evamist Governmental Permits and other requirements of Environmental Law;

                           (b) the Seller and its Subsidiaries, to the extent
                  related to the Evamist Business or the Properties, have not received any written notice from any Governmental Entity or any other Person or entity alleging a violation of, or liability under, Environmental Laws related to any matter which has not been fully resolved; and

                           (c) no notice, registration, reporting or other
                  filing or investigation, response or corrective action is required by the Seller or its Subsidiaries under any Environmental Law in connection with, or as a result of, the execution and delivery of this Agreement, or the consummation of the transactions contemplated hereby.

                  Section 6.13 Absence of Certain Changes or Events.
                               ------------------------------------

                           (a) Except as set forth on Schedule 6.13(a) of the
                                                      ----------------
                  Seller Disclosure Schedule, since December 31, 2006, there has not been a Seller Material Adverse Effect.

                           (b) Except as set forth in Schedule 6.13(b) of the
                                                      ----------------
                  Seller Disclosure Schedule or as otherwise expressly contemplated by this Agreement or the Related Agreements, since December 31, 2006 to the date of this Agreement, the Seller has conducted the Evamist Business in the Ordinary Course of Business, and the Seller has not, with respect to the Evamist Business or any of the Purchased Assets:

                                    (i) subjected any of the Purchased Assets
                  to any Encumbrances;

                                    (ii) sold, transferred, leased, subleased,
                  licensed or otherwise disposed of, to any third party, any Purchased Assets or assets necessary for the conduct of the Evamist Business;

                                    (iii) sold, licensed or sublicensed or
                  otherwise transferred any rights to any third party under any Purchased Assets;

                                    (iv) entered into any Assumed Contract or
                  accelerated, cancelled, modified or terminated any material Assumed Contract, other than in the Ordinary Course of Business;

                                    (v) surrendered, revoked or otherwise
                  terminated any Evamist Governmental Permits, except in connection with any renewal or reissuance thereof;

                                    (vi) incurred Assumed Liabilities, other
                  than in the Ordinary Course of Business;

                                    (vii) waived, released or assigned any
                  rights, which rights, but for such waiver, release or assignment, would have been classified as Purchased Assets, other than in the Ordinary Course of Business;

                                    (viii) experienced any damage, destruction
                  or casualty loss (whether or not covered by insurance) with respect to any Purchased Asset other than as a result of ordinary wear and tear, where applicable;

                                    (ix) delayed or postponed the payment of
                  any Assumed Liability outside the Ordinary Course of Business;

                                    (x) with respect to the Purchased Assets
                  or the Evamist Business, made any election or change to any election in respect to Taxes, adopted or changed any accounting method in respect to Taxes, entered into any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement or closing agreement, settled or compromised on any claim, notice, audit report or assessment in respect of Taxes, consented to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes, changed any annual Tax accounting period, filed any amended Tax Return, or surrendered any right to claim a Tax refund; or

                                    (xi) agreed, whether in writing or
                  otherwise, to do any of the foregoing, except as expressly contemplated by this Agreement.

                  Section 6.14 Title to Assets; Sufficiency of Assets.
                               --------------------------------------

                           (a) The Seller has, and at the Closing the Seller
                  will deliver to Acquiror, good and valid title to or, in the case of licensed assets, a valid and binding license to the Purchased Assets free and clear of all Encumbrances, a valid and binding license under the Seller Multi-Application Technology pursuant to Section 2.5 and, as applicable, a
                                         -----------
                  valid and binding sublicense under the Licensed Intellectual Property (as defined in the Acrux License) pursuant to the Sublicense Agreement. Except as set forth on Schedule
                                                               --------
                  6.14(a) of the Seller Disclosure Schedule, no Subsidiary of
                  -------
                  the Seller owns, beneficially or of record, or has any rights, title or interest in, to or under any Purchased Asset or conducts any part of the Evamist Business, and there are no employees of any Subsidiary of the Seller employed in the Evamist Business or who perform tasks that are necessary for the proper operation of the Evamist Business.

                           (b) The Purchased Assets (together with the rights
                  of the Acquiror and its Affiliates under the Related Agreements), the rights granted pursuant to Section 2.5 and, as applicable, pursuant to the Sublicense Agreement constitute all of the assets, Contracts, Required Permits, rights and services required for the continued operation of the Evamist Business by the Acquiror as conducted by the Seller during the past twelve (12) months.

                           (c) Each item of equipment which is a Purchased
                  Asset (other than equipment set forth on Schedule 6.14(c) of
                                                           ----------------
                  the Seller Disclosure Schedule) is in
                  good operating condition for the purposes for which it is currently being used, subject to ordinary wear and tear, is free from any material defect and has been maintained in all material respects in accordance with generally accepted industry practice.

                           (d) The Seller has not experienced any out-of-stock
                  or back-order situation with respect to the Evamist Business

                           (e) The Seller does not own or control any Evamist
                  Product Improvements, and has not granted to any third party or enabled any third party to make any Evamist Product Improvements.

                  Section 6.15 Disclosure. The Seller has made available to
                               ----------
Acquiror all information to the Knowledge of the Seller concerning the safety, efficacy, side effects or toxicity of Evamist (in animals or humans), associated with or derived from any pre-clinical or clinical use, studies, investigations or tests of Evamist (in animals or humans) in all indications for Evamist that has been submitted to the FDA or studied by the Seller, whether or not determined to be attributed to Evamist.

                  Section 6.16 Taxes.
                               -----

                           (a) Filing of Tax Returns. To the extent relating
                               ---------------------
                  to the Purchased Assets or the Evamist Business, (i) the Seller has duly and timely filed (or caused to be filed) with the appropriate taxing authorities all Tax Returns required to be filed through the date hereof, (ii) all such Tax Returns filed are complete and accurate in all respects and (iii) all Taxes owed by the Seller (whether or not shown on any Tax Return) have been paid. The Seller is not currently the beneficiary of any extension of time within which to file any Tax Return with respect to the Purchased Assets or the Evamist Business.

                           (b) Liens. There are no liens for Taxes (other than
                               -----
                  for current Taxes not yet due and payable) on any of the Purchased Assets. None of the Purchased Assets are property that is required to be treated for Tax purposes as being owned by any other Person.

                           (c) Audits, Investigations, Disputes or Claims. No
                               ------------------------------------------
                  deficiencies for Taxes have been claimed, proposed or assessed by any taxing or other Governmental Authority against the Seller with respect to the Purchased Assets or the Evamist Business, and there are no pending or, to the Knowledge of the Seller, threatened audits, investigations, disputes or claims or other actions for or relating to any Liability for Taxes with respect to the Purchased Assets or the Evamist Business, and there are no matters under discussion with any Governmental Authorities, or known to the Seller, with respect to Taxes that are likely to result in an additional Liability for Taxes with respect to the Purchased Assets or the Evamist Business. The Seller has delivered or made available to Acquiror complete and accurate copies of all examination reports and statements of deficiencies assessed against or agreed to by the Seller since

                  December 31, 2004 with respect to the Purchased Assets or the Evamist Business. With respect to the Purchased Assets or the Evamist Business, the Seller has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                           (d) Tax Sharing Agreements. There are no
                               ----------------------
                  Tax-sharing agreements or similar arrangements (including indemnity arrangements) with respect to or involving the Purchased Assets or the Evamist Business, and after the Closing Date, the Purchased Assets and the Evamist Business shall not be bound by any such Tax-sharing agreements or similar arrangements or have any Liability thereunder for amounts due in respect of periods prior to the Closing Date.

                           (e) No Withholding. The Seller has withheld and
                               --------------
                  paid all Taxes concerning the Evamist Business required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

                  Section 6.17 Brokers. The Acquiror has no, and will have no,
                               -------
obligation to pay any brokers (including real estate brokers), finders, investment bankers, financial advisors or similar fees in connection with this Agreement or the transactions contemplated hereby by reason of any action taken by or on behalf of the Seller or any of its Subsidiaries.

                                 ARTICLE VII.

                REPRESENTATIONS AND WARRANTIES OF THE ACQUIROR

                  Except as set forth in the disclosure schedule supplied by the Acquiror to the Seller and dated as of the date hereof (the "ACQUIROR DISCLOSURE SCHEDULE"), which the Acquiror Disclosure Schedule identifies the Section (or, if applicable, subsection) to which such exception relates (provided, however, that such disclosure shall also apply to particular matters represented or warranted in other Sections and subsections to the extent that it is readily apparent from the text of such disclosure), the Acquiror represents and warrants to the Seller as follows:

                  Section 7.1 Corporate Organization. The Acquiror is duly
                              ----------------------
incorporated, validly existing and, where applicable, in good standing under the laws of Delaware and has all requisite power and authority to own its assets and carry the Evamist Business as contemplated by this Agreement and the Related Agreements and is duly authorized to conduct its business and is in good standing in each jurisdiction where such qualification is required to own the Purchase Assets or conduct the Evamist Business as contemplated by this Agreement and the Related Agreements, except where the failure to be so qualified or in good standing would not be reasonably expected to have an Acquiror Material Adverse Effect. The Charter Documents of the Acquiror are effective under the applicable Laws and are current, correct and complete.

                  Section 7.2 Authority of the Acquiror. The Acquiror has all
                              -------------------------
necessary power and authority and has taken all actions necessary to enter into this Agreement, to carry out the transactions contemplated hereby and to conduct the Evamist Business as contemplated by this Agreement and the Related Agreements. The board of directors of the Acquiror has taken all action required by Law, its Charter Documents or otherwise to be taken by it to authorize the execution and delivery by the Acquiror of this Agreement and the Related Agreements to which the Acquiror is or will be a party and the consummation of the transactions contemplated hereby and thereby. This Agreement has been duly and validly executed and delivered by the Acquiror and, when executed and delivered by the Seller, will constitute a legal, valid and binding obligation of the Acquiror enforceable against it in accordance with its terms. When executed and delivered by the Acquiror, each Related Agreement to which the Acquiror is or will be a party will constitute a legal, valid and binding obligation of the Acquiror enforceable against it in accordance with its terms. Notwithstanding the matters set forth in this
Section 7.2, the enforceability of this Agreement and the Related Agreements
-----------
may be limited by principles of public policy and the rules of law governing specific performance, injunctive relief or other equitable remedies.

                  Section 7.3 Non-Contravention. The execution and delivery by
                              -----------------
the Acquiror of this Agreement and each of the Related Agreements does not, and the performance by it of its obligations under this Agreement and each of the Related Agreements and the consummation of the transactions contemplated hereby and thereby will not:

                           (a) conflict with or result in a violation or
                  breach of any of the terms, conditions or provisions of the Charter Documents of the Acquiror;

                           (b) assuming the receipt of all consents, waivers,
                  approvals, Orders or authorizations of Governmental and Regulatory Authorities required to be obtained by the Acquiror and the making of all registrations, declarations or filings with Governmental and Regulatory Authorities required to be made by the Acquiror, conflict with or result in a violation or breach of any term or provision of any Law applicable to the Acquiror; or

                           (c) conflict with or result in a Default under any
                  Contract to which the Acquiror is a party or by which the Acquiror or any of its assets is bound or to conduct the Evamist Business as contemplated by this Agreement and the Related Agreements.

                  Section 7.4 Litigation. There are no Actions or Proceedings
                              ----------
pending, or to the Knowledge of the Acquiror, threatened, against or in connection with (i) this Agreement or any Related Agreement or (ii) the transactions contemplated by this Agreement. The Acquiror is not subject to any Order that could reasonably be expected to materially impair or delay the ability of the Acquiror to perform its obligations hereunder.

                  Section 7.5 Brokers. The Acquiror has no, and will have no,
                              -------
obligation to pay any brokers, finders, investment bankers, financial advisors or similar fees in connection with this Agreement or the transactions contemplated hereby by reason of any action taken by or on behalf of the Acquiror.

                  Section 7.6 Financing. The Acquiror has, or has available to
                              ---------
it, sufficient financial resources so as to enable the Acquiror to satisfy its financial obligations under this Agreement without recourse to any outside financing other than such outside financing as the Acquiror has already secured access to as of the date of this Agreement.

                                ARTICLE VIII.

                           COVENANTS OF THE PARTIES

                  Section 8.1 Operation of the Evamist Business.
                              ---------------------------------

                           (a) Between the date of this Agreement and the
                  Closing Date, except as expressly permitted by this Agreement, the Seller shall conduct the Evamist Business only in the Ordinary Course of Business in substantially the same manner as previously conducted (including with respect to research and development efforts, advertising, manufacturing, capital expenditures and inventory levels) and use commercially reasonable efforts to keep intact the Purchased Assets and the Evamist Business, and preserve the relationships of the Evamist Business with customers, suppliers, licensors, licensees, distributors, regulatory authorities and other Persons, in each case, who are material to the Evamist Business. Without limiting the generality of the foregoing, from the date of this Agreement to the Closing, the Seller shall:

                                    (i) notify the Acquiror prior to
                  implementing material operational decisions relating to the Evamist Business;

                                    (ii) keep in full force and effect,
                  without amendment, all material rights relating to the Evamist Business;

                                    (iii) comply in all material respects with
                  all requirements of Law and contractual obligations, in each case applicable to the operation of the Evamist Business;

                                    (iv) maintain all Evamist Books and
                  Records;

                                    (v) maintain the Purchased Assets in good
                  operating order and condition, reasonable wear and tear excepted; and

                                    (vi) upon any damage, destruction or loss
                  of any Purchased Asset, apply any and all insurance proceeds received with respect thereto to the prompt repair, replacement and restoration thereof to the condition of such Purchased Asset before such event or, if required, to such other (better) condition as may be required by applicable Law.

                           (b) Without limiting the generality of the lead-in
                  paragraph of Section 8.1(a), and except as set forth in
                               --------------
                  Schedule 8.1(b) or as otherwise expressly permitted by the
                  ---------------
                  terms of this Agreement, from the date of this

                  Agreement to the Closing, without the prior written consent of the Acquiror (which shall not be unreasonably withheld), the Seller shall not:

                                    (i) subject any Purchased Assets to any
                  Encumbrances;

                                    (ii) sell, transfer, lease, sublease,
                  license or otherwise dispose of or grant any option or rights in, to or under any Purchased Assets;

                                    (iii) enter into any Contract that would
                  have been required to be set forth on Schedule 1.1(a)(2) if
                                                        ------------------
                  such Contract had existed as of the date hereof, or terminate, extend or amend any Assumed Contract set forth in
                  Schedule 1.1(a)(1);
                  ------------------

                                    (iv) abandon or terminate any clinical
                  trials relating to Evamist (other than for safety concerns or in accordance with the terms of existing agreements with respect to such clinical trials) or terminate the Seller's support of clinical trials sponsored by clinical investigators with respect to Evamist;

                                    (v) commence, sponsor or commit to
                  participate in any clinical trials or investigator sponsored trials with respect to Evamist or provide any clinical grants with respect to Evamist;

                                    (vi) abandon any patents or patent filings
                  or any litigation seeking to enforce the Seller's interest in any Evamist Intellectual Property used in the conduct of the Evamist Business;

                                    (vii) take any action that would, or that
                  could reasonably be expected to, result in any of the conditions to the purchase and sale of the Purchased Assets set forth in Article IX not being satisfied;
                               ----------

                                    (viii) to the extent that doing so would
                  adversely affect the Purchased Assets or the Evamist Business, make any election or change to any election in respect to Taxes, adopt or change any accounting method in respect to Taxes, enter into any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement or closing agreement, settle or compromise on any claim, notice, audit report or assessment in respect of Taxes, consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes, change any annual Tax accounting period, file any amended Tax Return, or surrender any right to claim a Tax refund; or

                                    (ix) agree, whether in writing or
                  otherwise, to do any of the foregoing set forth in clauses
                  (i) through (viii) above.

                           (c) The Seller shall promptly advise Acquiror in
                  writing of the occurrence of any matter or event that is material to the business, assets, condition (financial or otherwise), prospects or results of the operations of the Evamist Business.

                  Section 8.2 Reasonable Efforts.
                              ------------------

                           (a) Subject to Sections 8.2(b), and following the
                                          ---------------
                  date hereof, each of the parties hereto shall use its commercially reasonable efforts to take, or cause to be taken, all action, or to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement and the Related Agreements and to cause the conditions to the obligations of the other party hereto to consummate the transactions contemplated hereby to be satisfied at the Closing, including obtaining all consents and approvals of all Persons and Governmental or Regulatory Authorities and removing any injunctions or other Encumbrances on the Purchased Assets, impairments or delays the obtaining or removal of which are necessary, proper or advisable to the consummation of the transactions contemplated by this Agreement and the Related Agreements. The parties hereto shall cooperate with each other in connection with the taking of all actions referenced in the preceding sentence, including providing (i) such reasonable assistance as the other party may request in connection with its preparation of any required filings or submissions and
                  (ii) copies of all such filings and submissions to the non-filing party and its advisors prior to filing or submission and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith. The Seller and the Acquiror shall have the right to review in advance, and, to the extent practicable, each shall consult the other on, all the information relating to the Seller or the Acquiror, as the case may be, that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the transactions contemplated by this Agreement (including any filing contemplated by this Section 8.2(a)).
                                                             --------------
                  The Seller and the Acquiror may, as each deems reasonably advisable and necessary, designate any competitively sensitive information provided to the other under this section as "outside counsel only." Such information shall be given only to outside counsel of the recipient. In addition, the Seller and the Acquiror may redact any information from such documents shared with the other party or its counsel that is not pertinent to the subject matter of the filing or submission.

                           (b) The Acquiror and the Seller shall each: (i)
                  take all actions necessary to make the filing required of such party or any of its Affiliates under the HSR Act within ten (10) Business Days after the date hereof; (ii) comply at the earliest practicable date with any request for additional information or documentary material received by such party or any of its Affiliates from the Federal Trade Commission or the Antitrust Division of the Department of Justice pursuant to the HSR Act; and (iii) cooperate with the other party in connection with any filing under the HSR Act and in connection with resolving any investigation or other inquiry concerning the transactions contemplated under this Agreement commenced by either the Federal Trade Commission or the Antitrust Division of the Department of Justice or state attorneys general. Each of the Seller, on one hand, and the Acquiror, on the other hand, shall be responsible for its own legal fees for preparing its portion of the HSR Act filings. For the avoidance of doubt, the Acquiror and Seller shall share equally any required filing fees under the HSR Act.

                           (c) In furtherance and not in limitation of the
                  other covenants of the parties contained herein, each party shall use commercially reasonable efforts to resolve such objections, if any, as may be asserted with respect to the consummation of the transactions contemplated hereby under any antitrust Law. If any administrative, judicial or legislative Action or Proceeding is instituted (or threatened to be instituted) challenging the sale and purchase of any of the Purchased Assets or any other transaction as violative of any antitrust Law, each party shall cooperate and use commercially reasonable efforts to vigorously contest and resist any such Action or Proceeding, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other Order that is in effect and that restricts, prevents or prohibits consummation of the sale and purchase of the Purchased Assets or any other transaction contemplated under this Agreement; provided, however, that nothing in this Agreement shall require the Acquiror or its Subsidiaries to commit to any divestitures, licenses or hold separate or similar arrangements with respect to its assets or conduct of business arrangements, whether as a condition to obtaining any approval from a Governmental and Regulatory Authority or any other Person for any other reason.

                           (d) Each party shall promptly inform the other
                  parties of any material communication received by such party from the Federal Trade Commission or the Antitrust Division of the Department of Justice regarding any of the transactions contemplated under this Agreement. Each party shall advise the other party promptly of any understandings, undertakings or agreements that such party proposes to make or enter into with the Federal Trade Commission or the Antitrust Division of the Department of Justice in connection with the transactions contemplated under this Agreement.

                           (e) The Seller shall (i) permit the Acquiror and
                  its Subsidiaries to correspond and meet with the FDA to discuss the acquisition by the Acquiror of all Evamist Product Registrations and the transfer of manufacturing and distribution of Evamist to the Acquiror, (ii) include the Acquiror in any discussions with the FDA regarding any Evamist Product Registration, (iii) if reasonably requested by the Acquiror, upon reasonable notice, attend meetings or conference calls involving the Acquiror or one of its Subsidiaries and the FDA related to any of the foregoing and
                  (iv) cooperate with Acquiror by submitting a transfer letter to the FDA, in a form to be mutually agreed upon by the parties prior to the Closing (the "FDA TRANSFER LETTER"), to have the FDA transfer all Evamist Product Registrations to one of Acquiror's Subsidiaries or to Acquiror at such time as requested by the Acquiror in accordance with Section 8.5.
                                                                  -----------

                           (f) Notwithstanding anything in this Agreement to
                  the contrary, the Acquiror shall not be required to expend money, commence any litigation or offer or grant any accommodation (financial or otherwise) to any third party in connection with obtaining any consent, substitution, approval or amendment required to assign or transfer any Purchased Asset to the Acquiror. In the event any such consent, substitution, approval or amendment is not obtained prior to the Closing, the Seller shall continue to use commercially reasonable efforts to obtain such consent, waiver or approval after the Closing.

                           (g) Without limiting any other rights and
                  obligations under this Section 8.2, following the date
                                         -----------
                  hereof, each of the parties hereto shall use its commercially reasonable efforts to obtain the Acrux License Assignment Consent prior to the Closing. In the event that the Acrux License Assignment Consent is not obtained prior to the Closing, each of the parties hereto shall continue to use commercially reasonable efforts to obtain the Acrux License Assignment Consent after the Closing. In the event that the Acrux License Assignment Consent is obtained after the Closing, the parties hereto agree that the Sublicense Agreement shall terminate, and is hereby terminated, as of the effectiveness of the Acrux License Assignment Consent.

                  Section 8.3 Access; Confidentiality.
                              -----------------------

                           (a) From the date hereof until the Closing, the
                  Seller shall permit the Acquiror and its representatives to have reasonable access, during regular business hours and upon reasonable advance notice of no less than one (1) Business Day , to all the personnel, properties, Contracts, Tax Returns, the Evamist Books and Records, the Assumed Liabilities or the Evamist Business, and the Seller shall furnish promptly to the Acquiror such information in the Seller's possession concerning the Purchased Assets, the Assumed Liabilities or the Evamist Business as the Acquiror may reasonably request; provided, however, that any such access shall be conducted in a manner as not to unreasonably interfere with the operation of the Evamist Business and the Seller shall not be required to provide any financial, operating or other information that is not currently available through the Seller's existing business processes and the creation of which would be unduly burdensome on the Seller. The Seller may redact such portions of its books and records that do not relate to the Purchased Assets, the Assumed Liabilities or the Evamist Business. The Seller shall instruct its respective employees, counsel and financial advisors to provide reasonable cooperation to the Acquiror in its investigation of the Evamist Business.

                           (b) The Seller shall implement procedures to keep
                  confidential, and cause its Affiliates and its and their officers, directors, employees, representatives and advisors to keep confidential, all information relating to the Purchased Assets, Assumed Liabilities and Evamist Business, except as required by Law and except for information which is or becomes generally available to the public other than as a result of a disclosure by the Seller or its Affiliates and its and their officers, directors, employees, representatives or agents. The Seller shall not disseminate any such information other than to those employees of the Seller who have a business need to access such information (i) in connection with the preparation of the Seller's accounting records, (ii) in connection with the preparation of any Tax Returns or with any Tax audits, (iii) in connection with any suit, claim, action, proceeding or investigation relating to the Purchased Assets, the Assumed Liabilities or the Evamist Business or (iv) in connection with the operation of the Evamist Business in the Ordinary Course of Business prior to the Closing. Effective upon Closing, upon written request of the Acquiror, from time to time, the Seller shall (at the Acquiror's sole cost and expense) use reasonable efforts to enforce the Seller's rights with respect to the use and maintenance of confidential information relating to the Evamist Business under all confidentiality agreements between the Seller and any other potential acquiror of the Evamist Business that were entered into in contemplation of the sale of the Evamist Business. The Seller shall not waive or release its rights under such confidentiality agreements with respect to the use and maintenance of such confidential information with respect to the Evamist Business.

                           (c) Information within the Purchased Assets
                  disclosed to the Acquiror pursuant to this Agreement (including in the Seller Disclosure Schedule and the other Schedules delivered pursuant to this Agreement) shall be held as Confidential Information (as defined in the Confidentiality Agreement) and shall be subject to the Confidentiality Agreement to the extent such information is Confidential Information as of the date hereof.

                           (d) The parties hereto, or any of their respective
                  Affiliates or any of their respective officers or directors, shall cooperate as may be reasonably required in connection with the investigation and defense of any suit, action, claim, proceeding or investigation, in each case that is adverse to a third party, relating to the Purchased Assets, the Assumed Liabilities or the Evamist Business; provided, however, that the requesting party shall reimburse the non-requesting party promptly for all reasonable out-of-pocket costs and expenses incurred in connection with any such requests, including reasonable legal fees and costs.

                           (e) Following the Closing, for so long as such
                  information is retained by the Seller (which shall be for a period of at least three (3) years), the Seller shall permit the Acquiror and its authorized representatives to have reasonable access and duplicating rights during normal business hours, upon reasonable prior notice, to the Seller and its books, records and personnel to the extent relating to the Purchased Assets, the Assumed Liabilities or the Evamist Business, to the extent such access may reasonably be required: (i) in connection with the preparation of the Acquiror's accounting records or with any audits thereof,
                  (ii) in connection with any suit, claim, action, proceeding or investigation relating to the Purchased Assets, the Assumed Liabilities or the Evamist Business (other than such a suit, claim, action, proceeding or investigation that is adverse to the Seller) or (iii) in connection with any required regulatory filing relating to the Purchased Assets, the Assumed

                  Liabilities or the Evamist Business; provided that the Acquiror shall reimburse the Seller promptly for all reasonable and necessary out-of-pocket costs and expenses incurred by the Seller in connection with any such request. Notwithstanding the foregoing, the Seller need not disclose to the Acquiror any information: (i) relating to pricing or other matters that are highly sensitive if (I) providing such portions of documents or information, in the good faith opinion of the Seller's counsel, would reasonably be expected to result in antitrust difficulties for the Seller and (II) the Seller designates such information as "outside counsel and retained experts only" and discloses such information to Acquiror's outside counsel and retained experts; or (ii) which the Seller is prohibited from disclosing by applicable Law. If any material is withheld by the Seller pursuant to the immediately preceding sentence, the Seller shall inform the Acquiror as to the general nature of what is being withheld. The Seller may redact such portions of such books and records that do not relate to the Purchased Assets, the Assumed Liabilities or the Evamist Business.

                           (f) Following the Closing, for so long as such
                  information is retained by Acquiror (which shall be for a period of at least three (3) years), the Acquiror shall permit the Seller and its authorized representatives to have reasonable access and duplicating rights during normal business hours, upon reasonable prior notice, to the Acquiror and the Books and Records included in the Purchased Assets and the employees of the Acquiror or its Subsidiaries, to the extent that such access may reasonably be required: (i) in connection with the preparation of the Seller's accounting records or with any audits thereof, (ii) in connection with any suit, claim, action, proceeding or investigation relating to the Purchased Assets, the Assumed Liabilities or the Evamist Business (other than such a suit, claim, action, proceeding or investigation that is adverse to the Acquiror) or (iii) in connection with any required regulatory filing relating to the Purchased Assets, the Assumed Liabilities or the Evamist Business; provided that the Seller shall reimburse the Acquiror promptly for all reasonable and necessary out-of-pocket costs and expenses incurred by the Acquiror in connection with any such request, including reasonable attorney fees and costs. Notwithstanding the foregoing, the Acquiror need not disclose to the Seller any information: (A) relating to pricing or other matters that are highly sensitive if (I) providing such portions of documents or information, in the opinion of the Acquiror's counsel, might reasonably result in antitrust difficulties for the Acquiror and (II) the Acquiror designates such information as "outside counsel and retained experts only" and discloses such information to the Seller's outside counsel and retained experts or (B) which the Acquiror is prohibited from disclosing by applicable Law. If any material is withheld by the Acquiror pursuant to the immediately preceding sentence, the Acquiror shall inform the Seller as to the general nature of what is being withheld. The Acquiror may redact such portions of such Books and Records that do not relate to the Purchased Assets, the Assumed Liabilities or the Evamist Business.

                  Section 8.4 Public Announcements; Confidentiality. Except as
                              -------------------------------------
otherwise required by applicable Law or applicable stock exchange requirements, prior to the Closing, neither the Acquiror nor the Seller shall, and each of them shall cause their respective Affiliates, representatives and agents not to, issue or cause the publication of any press release or public announcement with respect to the transactions contemplated by this Agreement without the express prior written approval of the other party, which approval shall not be unreasonably withheld or delayed; provided, that each of the Seller and the Acquiror may make any public statement in response to questions by the press, analysts, investors or those attending industry conferences or financial analyst calls, or issue press releases, so long as any such public statement or press release is not inconsistent with prior public disclosures, press releases or public statements approved by the other party pursuant to this Section 8.4 and which do not reveal non-public information about the
     -----------
other party. The parties hereto agree to issue separate individual press releases, each in a form approved by the other party, to announce the execution of this Agreement and the payment of the FDA Milestone Payment pursuant to Section 4.2(a).
            --------------

                  Section 8.5 Regulatory Matters.
                              ------------------

                           (a) Prosecution of Evamist NDA. Until the Evamist
                               --------------------------
                  NDA Approval Date, the Seller shall control the prosecution of the Evamist NDA before the FDA, subject to the terms and conditions of this Section 8.5. Unless and until the Evamist
                                     -----------
                  FDA Submissions are assigned to the Acquiror pursuant to
                  Section 8.5(b), the Seller shall use efforts (consistent
                  --------------
                  with the past practices of the Seller with respect to the Evamist NDA and other NDAs of the Seller), at its expense, to obtain Evamist NDA Approval as soon as practicable. In connection therewith, the Seller shall continue to be the party of record with respect to the Evamist NDA and, following the Closing, shall keep the Acquiror fully informed with respect to the prosecution of the Evamist NDA and (i) promptly provide to the Acquiror or its designee any correspondence from the FDA with respect thereto and (ii) no later than ten (10) Business Days prior to the submission thereof provide to the Acquiror or its designee any proposed correspondence to the FDA with respect thereto, including copies of any and all underlying data to accompany any such correspondence. Following the Closing, the Seller shall consider in good faith any comments of the Acquiror or its designee with respect to such correspondence and include any reasonable comments proposed by the Acquiror. Following the Closing, the Seller shall also notify the Acquiror of any meetings with the FDA with respect to the Evamist NDA, and the Acquiror or its designee shall have the right to participate in such meetings and any internal pre-meetings with respect thereto. The Acquiror agrees and acknowledges that, following the Closing until the Evamist NDA Approval Date, the Seller shall have the right to use any and all Purchased Assets solely and to the extent necessary for carrying out the Seller's right hereunder to prosecute the Evamist NDA and obtain the Evamist NDA Approval. Without limiting any other obligation of the Acquiror under this Agreement, the Acquiror shall cooperate with the Seller in the Seller's efforts to obtain Evamist NDA Approval, including providing to the Seller all relevant data, information and material reasonably requested by the Seller which the Seller shall not disclose to any third Person or use except solely and to the extent necessary for prosecuting the Evamist NDA and obtaining the Evamist NDA Approval.

                           (b) Optional Assignment of Evamist FDA Submissions
                               ----------------------------------------------
                  Prior to Evamist NDA Approval. In the event that the Seller
                  -----------------------------
                  fails to use efforts (consistent with the past practices of the Seller with respect to the Evamist NDA and other NDAs of the Seller), to obtain Evamist NDA Approval as soon as practicable, and the Acquiror provides at least ten (10) Business Days' prior written notice thereof to the Seller, the Seller shall promptly assign to the Acquiror the Evamist FDA Submissions and all related files, which assignment shall be effected by the Seller submitting the FDA Transfer Letter to the FDA. The Seller shall cooperate with Acquiror in obtaining the assignment and shall take all actions reasonably requested by Acquiror necessary, proper or advisable to effectuate the assignment. Thereafter, the Acquiror shall (i) be the party of record with respect to the Evamist NDA and (ii) use efforts (consistent with the past practices of the Acquiror with respect to other NDAs of the Acquiror), at its expense, to obtain Evamist NDA Approval as soon as practicable and (iii) provide to the Seller or the third party purchaser of the Data Package, as applicable, such information as is necessary for implementing Section 2.8. In connection therewith, the
                               -----------
                  Seller shall reasonably cooperate with the Acquiror in accordance with the Transition Services Agreement and the Acquiror shall keep the Seller reasonably informed with respect to the prosecution of the Evamist NDA and consider in good faith the Seller's comments with respect thereto and include any reasonable comments proposed by the Seller. Without limiting any other obligation of the Seller under this Agreement, the Seller shall cooperate with the Acquiror in the Acquiror's efforts to obtain Evamist NDA Approval, including providing to the Acquiror all relevant data, information and material reasonably requested by the Acquiror which the Acquiror shall not disclose to any third Person or use except solely and to the extent necessary for prosecuting the Evamist NDA and obtaining the Evamist NDA Approval. The Seller agrees and acknowledges that, following the Closing, the Acquiror shall have reasonable access to and the right to use any and all materials of Seller, whether or not such materials are Purchased Assets, solely and to the extent necessary for carrying out the Acquiror's right hereunder to prosecute the Evamist NDA and obtain the Evamist NDA Approval in accordance with this Section 8.5.
                                                               -----------

                           (c) Assignment of Evamist FDA Submissions upon
                               ------------------------------------------
                  Evamist NDA Approval. Unless previously assigned to the
                  --------------------
                  Acquiror pursuant to Section 8.5(b), the Seller shall
                                       --------------
                  transfer and assign, within five (5) Business Days of the NDA Approval Date, to the Acquiror (A) the Evamist FDA Submissions (including all associated rights) together with
                  (B) all files related thereto. Thereafter, the Acquiror shall have all rights and responsibilities with respect to such Evamist FDA Submissions. The foregoing transfer and assignment shall be effected by the Seller submitting the FDA Transfer Letter to the FDA.

                           (d) FDA Contacts. From and after the transfer by
                               ------------
                  the Seller to the Acquiror of each Evamist Product Registration held by the Seller or any of its

                  Subsidiaries pursuant to the terms hereof, except as required by applicable Law, the Acquiror shall be solely responsible and liable for (i) taking all actions, paying all fees and conducting all communication with the appropriate Governmental or Regulatory Authority required by Law in respect of such Evamist Product Registration, including preparing and filing all reports (including adverse drug experience reports) and responding to and answering all questions and complaints requested by the appropriate Governmental or Regulatory Authority, (ii) taking all actions and conducting all communication with third parties in respect of Evamist manufactured, tested, used or distributed pursuant to such Evamist Product Registration (whether manufactured, tested, used or distributed before or after transfer of such Evamist Product Registration), including responding to all complaints in respect thereof, including complaints related to tampering or contamination, and (iii) investigating all complaints and adverse drug experiences in respect of Evamist manufactured, tested, used or distributed pursuant to such Evamist Product Registration (whether manufactured, tested, used or distributed before or after transfer of such Evamist Product Registration, as set forth in Section 8.5(e) below). It is
                                                --------------
                  understood and agreed that Seller shall be responsible for all foregoing obligations listed in this Section 8.5(d)
                                                           --------------
                  prior to the transfer of the Evamist Product Registrations and shall use commercially reasonable efforts to timely and appropriately fulfill such obligations.

                           (e) Adverse Experience Reports. From and after the
                               --------------------------
                  transfer of the Evamist FDA Submissions, the Acquiror shall be responsible for the investigation, analysis and reporting to the FDA of any adverse experience report or complaint in connection with the Product received by either the Acquiror or the Seller from and after the Closing from any source (including any patient, health care professional or other customer of the Evamist Business), regardless of whether the Product involved in any such adverse experience report or complaint was manufactured, tested, used or distributed by the Seller or Acquiror. Any adverse experience report or complaint received by the Seller relating to the Product after the Closing shall be reported by the Seller to Acquiror, within a sufficient time period to allow the Acquiror to comply with its obligations to the FDA, after receipt of such adverse experience report or complaint by the Seller. The Seller shall cooperate with the Acquiror in connection with the investigation and analysis of all adverse experience reports or complaints that relate to the period before the date of the assignment of the Evamist FDA Submissions. It is understood and agreed that the Seller shall be responsible for all foregoing obligations listed in this Section 8.5(e) prior to the transfer of the Evamist FDA
                       --------------
                  Submissions and shall use commercially reasonable efforts to timely and appropriately fulfill such obligations.

                  Section 8.6 Bulk Transfer Laws. The Acquiror hereby waives
                              ------------------
compliance by the Seller and its Subsidiaries with the provisions of any so-called "bulk transfer law" of any jurisdiction in connection with the sale of the Purchased Assets to the Acquiror.

                  Section 8.7 Covenant Not to Compete.
                              -----------------------

                           (a) The Seller understands that Acquiror shall be
                  entitled to protect and preserve the going concern value of the Evamist Business following the Closing to the extent permitted by Law and that the Acquiror would not have entered into this Agreement absent the provisions of this
                  Section 8.7 and, therefore, for the period from the date
                  -----------
                  hereof until *** following the First Commercial Sale by or under authority of the Acquiror of Evamist in the Evamist Territory (the "APPLICABLE PERIOD"), the Seller and its Subsidiaries shall not, directly or indirectly, market, promote, sell or import any Competing Products for use in the Evamist Territory. As used herein, "COMPETING PRODUCT" means ***. The Seller and its Subsidiaries shall not provide funding during the Applicable Period to third parties for the specific purpose of, or grant a license or other authorization to any third party for, marketing, selling, promoting or importing any Competing Product for use in the Evamist Territory.

                           (b) If a court determines that the foregoing
                  restrictions are too broad or otherwise unreasonable under applicable Law, including with respect to time or space, the court is hereby requested and authorized by the parties to revise the foregoing restriction to include the maximum restrictions allowable under applicable Law. Each of the parties acknowledges, however, that this Section 8.7 has
                                                           -----------
                  been negotiated by the parties and that the Evamist Territory and the Applicable Period are reasonable in light of the circumstances pertaining to the parties.

                           (c) Notwithstanding any other provision of this
                  Agreement, it is understood and agreed that the remedy of indemnity payments pursuant to Article XI and other remedies
                                                 ----------
                  at law would be inadequate in the case of any breach of the covenants contained in Section 8.7, and, accordingly, the
                                         -----------
                  Acquiror shall be entitled to equitable relief, including
                  the remedy of specific performance, with respect to any breach or attempted breach of such covenants.

                           (d) For the avoidance of doubt, if any Person
                  acquires Control of the Seller, whether by stock purchase, merger or other transaction, no provision of this Section 8.7
                                                                    -----------
                  shall apply to such acquiror or its Affiliates so long as no assets of the Seller are used to further the marketing, sale or promotion of a Competing Product by such acquiror, or any of its Affiliates.

                  Section 8.8 Further Assurances.
                              ------------------

                           (a) On and after the Closing Date, the Seller shall
                  from time to time, at the reasonable request of the Acquiror, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such further conveyances, notices and assumptions and such other instruments, and take such other actions as the Acquiror may reasonably request, in order to more effectively consummate the transactions contemplated hereby and to transfer fully to the Acquiror good and marketable title to the Purchased Assets and all of the titles, rights, interests, remedies, powers and privileges intended to be conveyed under this Agreement and the Related Agreements (including assistance in the collection or reduction to possession of any of the Purchased Assets).

                           (b) On and after the Closing Date, the Acquiror
                  shall from time to time, at the reasonable request of the Seller, take such actions as the Seller may reasonably request, in order to more effectively consummate the transactions contemplated hereby, including the Acquiror's assumption of the Assumed Liabilities and to conduct the Evamist Business as contemplated by this Agreement and the Related Agreements.

                  Section 8.9 Cooperation Regarding Financial Statements;
                              -------------------------------------------
Taxes, Etc. In the event that the Acquiror is required to include any audited
-----------
financial statements with respect to the Evamist Business in any filing to be made by the Acquiror under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, with respect to or as a result of the transactions contemplated by this Agreement, the Seller shall, at the Acquiror's sole cost and expense, (i) use commercially reasonable efforts to provide the Acquiror with the financial statements and other information and documents pertaining to the Evamist Business that the Acquiror will be required by applicable rules and regulations of the Securities and Exchange Commission to include in its filings and (ii) use commercially reasonable efforts to cause the accountants for the Seller to promptly deliver such information and provide access to files and work papers in connection therewith as the Acquiror may reasonably request. For the avoidance of doubt, the Acquiror acknowledges that the Seller has not prepared any separate financial statements specific to the Evamist Business and is not obligated by any provision of this Agreement to prepare or deliver any such separate financial statements specific to the Evamist Business.

                  Section 8.10 No Solicitation.
                               ---------------

                           (a) From the date of this Agreement to the earliest
                  to occur of (i) the Closing, (ii) the termination of this Agreement or (iii) 11:59 p.m. (EST) on the sixtieth (60th) day following the date of this Agreement (the "NO-SHOP PERIOD"), the Seller shall not, and shall cause its Subsidiaries and its and its Subsidiaries' officers, directors, advisors and representatives not to, directly or indirectly, (I) solicit, initiate or encourage any Other Bid (as defined below), (II) enter into any agreement with respect to any Other Bid or (III) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Other Bid. In the event that the Seller (or any of its Subsidiaries) receives any Other Bid, the Seller shall promptly advise the Acquiror of such proposal. As used in this Section 8.10, "OTHER BID" means any proposal for a
                          ------------
                  sale, spin-off or other disposition or similar transaction involving the Evamist Business or any of the Purchased Assets, other than the transactions contemplated by this Agreement.

                           (b) Notwithstanding the foregoing or anything in
                  this Agreement to the contrary, if the Seller receives an unsolicited Superior Bid after the expiration of the No Shop Period under circumstances that do not arise out of a breach of the terms of Section 8.10(a), and such Superior Bid has
                                  ---------------
                  not been withdrawn, nothing in this Agreement shall prevent the board of directors of the Seller or any committee thereof from participating in any discussions or negotiations regarding or furnishing to any person any information with respect to such Superior Bid pursuant to a confidentiality agreement which contains terms that are no less restrictive than those contained in the Confidentiality Agreement; provided that all such information had been or is provided on prior or concurrent basis to Acquiror.

                           (c) The Seller shall promptly (and in any event
                  within forty-eight (48) hours) notify Acquiror of any Other Bid, any material modifications thereto or any request for non-public information relating to the Evamist Business or for access to the properties, books or records of the Seller by any third party that has made an Other Bid. The Seller shall provide notice orally and in writing and shall identify the third party making and the material terms and conditions of, any such Other Bid. The Seller shall keep Acquiror informed on a reasonably current basis of the status and details (including any material changes to the Other Bid) of any such Other Bid or request and shall provide the Acquiror with the written materials related to the Other Bid.

                  Section 8.11 Insurance. In the event that prior to the
                               ---------
Closing Date any Purchased Asset suffers any damage, destruction or other loss as a result of a casualty event, the Seller shall, after the Closing Date, (i) promptly pay to the Acquiror all insurance proceeds received by the Seller with respect to such damage, destruction or other loss, less any proceeds applied to the physical restoration of such asset, and (ii) assign to the Acquiror all rights of the Seller against third parties (other than against its insurance carriers) with respect to any causes of action, whether or not litigation has commenced as of the Closing Date, in connection with such damage, destruction or other loss; provided, however, that the proceeds of such insurance shall be subject to (and recovery thereon shall be reduced by the amount of) any applicable deductibles and co-payment provisions or any payment or reimbursement obligations of the Seller in respect thereof; provided, further, that the Seller shall not be required to pay any insurance proceeds under any insurance policy which constitutes "self-insurance."

                  Section 8.12 Tax Matters.
                               -----------

                           (a) Books & Records; Cooperation. The Acquiror, on
                               ----------------------------
                  one hand, and the Seller, on the other hand, agree to furnish or cause to be furnished to the other, upon request, as promptly as practicable, such information and assistance relating to the Purchased Assets, including, without limitation, access to books and records, as is reasonably necessary for the filing of all Tax Returns by the Acquiror or the Seller, the making of any election relating to Taxes, the preparation for any audit by any taxing authority, and the prosecution or defense of any claim, suit or proceeding relating to any Taxes. Each of the Acquiror, on one hand, and the Seller, on the other hand, shall retain all books and records with respect to Taxes pertaining to the Purchased Assets, for a period of at least six (6) years following the Closing Date. At the end of such period, each party shall provide the other with at least ten (10) days prior written notice before transferring, destroying or discarding any such books and records, during which period the party receiving such notice can elect to take possession, at its own expense, of such books and records. The Acquiror, on one hand, and the Seller, on the other hand, shall cooperate fully with the other in the conduct of any audit, litigation or other proceeding relating to Taxes involving the Purchased Assets. The Acquiror, on one hand, and the Seller, on the other hand, further agree, upon request, to use their commercially reasonable efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

                           (b) Allocation of Taxes. Except as otherwise
                               -------------------
                  provided in Section 4.4 hereof relating to Transfer Taxes,
                              -----------
                  the Seller shall be responsible for and shall promptly pay when due all Taxes levied with respect to the Purchased Assets attributable to the Pre-Closing Tax Period. All Taxes levied with respect to the Purchased Assets for any Straddle Period shall be apportioned between the Pre-Closing Tax Period and the Post-Closing Tax Period, as follows:

                                    (i) in the case of any Taxes other than
                  Taxes based upon or related to income or receipts, the portion allocable to the Pre-Closing Tax Period shall be deemed to be the amount of such Tax for the entire Straddle Period multiplied by a fraction the numerator of which is the number of days in the Tax period ending on the Closing Date and the denominator of which is the number of days in the entire Straddle Period, and

                                    (ii) in the case of any Tax based upon or
                  related to income or receipts, the portion allocable to the Pre-Closing Tax Period shall be deemed equal to the amount which would be payable if the relevant Straddle Period ended on the Closing Date.

Upon receipt of any bill for such Taxes relating to the Purchased Assets, the Acquiror, on one hand, and the Seller, on the other hand, shall present a statement to the other setting forth the amount of reimbursement to which each is entitled under this Section 8.12 together with such supporting evidence as
                       ------------
is reasonably necessary to calculate the proration amount. The proration amount shall be paid by the party owing it to the other within ten (10) days after delivery of such statement. In the event that the Acquiror or the Seller shall make any payment for which it is entitled to reimbursement under this
Section 8.12, the applicable party shall make such reimbursement promptly but
------------
in no event later than ten (10) days after the presentation of a statement setting forth the amount of reimbursement to which the presenting party is entitled along with such supporting evidence as is reasonably necessary to calculate the amount of reimbursement.

                           (c) Notices. The Seller shall promptly notify the
                               -------
                  Acquiror in writing upon its receipt of notice of any pending or threatened federal, state, local or foreign Tax audits or assessments relating to the income, properties or operations of Seller that reasonably may be expected to relate to the Purchased Assets.

                           (d) Withholding. At the Closing, the Seller shall
                               -----------
                  deliver to Acquiror all necessary forms and certificates complying with applicable law, duly executed and acknowledged, certifying that the transactions contemplated hereby are exempt from withholding under Section 1445 of the Code.

                           (e) Characterization of Payments. Any payments made
                               ----------------------------
                  to any Indemnified Party pursuant to this Agreement shall constitute an adjustment of the consideration paid for the Purchased Assets for Tax purposes and shall be treated as such by the Acquiror and the Seller on their Tax Returns to the extent permitted by Law.

                  Section 8.13 Financial Resources. The Acquiror shall
                               -------------------
maintain financial resources consisting of cash, cash equivalents and/or available credit facilities sufficient to enable the Acquiror to satisfy its financial obligations under this Agreement as and when such financial obligations become due and payable pursuant to this Agreement.

                                 ARTICLE IX.

                     CONDITIONS TO THE OBLIGATIONS OF THE
                            SELLER FOR THE CLOSING

                  The obligation of the Seller to effect the Closing is subject to the satisfaction (or waiver by the Seller), at or before the Closing, of each of the following conditions:

                  Section 9.1 Representations, Warranties and Covenants. The
                              -----------------------------------------
representations and warranties of the Acquiror contained in Article VII of
                                                            -----------
this Agreement (other than the representations and warranties of the Acquiror made with reference to a specified date (such as the date hereof), which shall be true and correct as of such date) that are qualified by materiality shall be true and correct in all respects and, to the extent not so qualified, shall be true and correct in all material respects, at and as of the Closing Date as if made at and as of such time. The Acquiror shall have performed in all material respects all agreements and covenants required by this Agreement or any Related Agreements to be performed by it prior to or on the Closing Date. The Seller shall have received a certificate as to satisfaction of the conditions set forth in this Section 9.1 dated as of the Closing Date and
                             -----------
executed by a duly authorized officer of the Acquiror.

                  Section 9.2 No Actions or Proceedings. No Orders prohibiting
                              -------------------------
the transactions contemplated hereby shall have been instituted and not settled or otherwise terminated. No Law shall have been enacted, entered, promulgated or enforced by any Governmental or Regulatory Authority that is in effect and has the effect of making the purchase and sale of the Purchased Assets illegal or otherwise prohibiting the consummation of such purchase and sale. The waiting period (including any extensions thereof) applicable to the consummation of the transactions contemplated by this Agreement required pursuant to the HSR Act shall have expired or been terminated.

                  Section 9.3 No Material Adverse Effects. No Acquiror
                              ---------------------------
Material Adverse Effect shall have occurred and the be continuing.

                  Section 9.4 No Proceedings. There shall not be pending any
                              --------------
Action or Proceeding seeking (i) to prohibit or restrain the transactions contemplated by this Agreement or (ii) seeking to impose or confirm limitations on the Acquiror or any of its Subsidiaries to effectively exercise full ownership of the Evamist Business or the Purchased Assets after the Closing and to conduct the Evamist Business as contemplated in the Agreement and the Related Agreements.

                  Section 9.5 Deliveries. The Acquiror shall have delivered or
                              ----------
caused to be delivered to the Seller each of the documents, materials or funds as specified in Section 5.2(b).
                --------------

                                  ARTICLE X.

         CONDITIONS TO THE OBLIGATIONS OF THE ACQUIROR FOR THE CLOSING

                  The obligation of the Acquiror to effect the Closing is subject to the satisfaction (or waiver by the Acquiror), at or before the Closing, of each of the following conditions:

                  Section 10.1 Representations, Warranties and Covenants. The
                               -----------------------------------------
representations and warranties of the Seller contained in Article VI of this
                                                          ----------
Agreement (other than the representations and warranties of the Seller made with reference to a specified date (such as the date hereof), which shall be true and correct as of such date) that are qualified by materiality shall be true and correct in all respects and, to the extent not so qualified, shall be true and correct in all material respects, at and as of the Closing Date as if made at and as of such time. The Seller shall have performed in all material respects all agreements and covenants required by this Agreement or any Related Agreement to be performed by it prior to or on the Closing Date. The Acquiror shall have received a certificate as to satisfaction of the conditions set forth in this Section 10.1 dated as of the Closing Date and
                             ------------
executed by a duly authorized officer of the Seller.

                  Section 10.2 No Actions or Proceedings. No Orders
                               -------------------------
prohibiting the transactions contemplated hereby shall have been instituted and not settled or otherwise terminated. No Law shall have been enacted, entered, promulgated or enforced by any Governmental or Regulatory Authority that is in effect and has the effect of making the purchase and sale of the Purchased Assets illegal or otherwise prohibiting the consummation of such purchase and sale. The waiting period (including any extensions thereof) applicable to the consummation of the transactions contemplated by this Agreement required pursuant to the HSR Act shall have expired or been terminated.

                  Section 10.3 Consents.
                               --------

                           (a) All Seller Governmental Consents set forth on
                  Schedule 6.3(a) of the Seller Disclosure Schedule shall have
                  ---------------
                  been obtained or made.

                           (b) The Acquiror shall have received all Seller
                  Third Party Consents and all Required Permits necessary to effect the transactions contemplated by this Agreement and the Related Agreements (which shall include the consents and permits set forth on Schedules 6.3(b) and 6.8 of the Seller
                                       ----------------     ---
                  Disclosure Schedule, excluding the Evamist FDA Submissions).

                  Section 10.4 No Material Adverse Effects. No Seller Material
                               ---------------------------
Adverse Effect shall have occurred and be continuing.

                  Section 10.5 Deliveries. The Seller shall have delivered or
                               ----------
caused to be delivered to the Acquiror each of the documents specified in
Section 5.2(a).
--------------

                  Section 10.6 Proceedings. There shall not be pending any
                               -----------
action, litigation or proceeding by any Governmental or Regulatory Authority seeking to (i) prohibit or restrain the transactions contemplated by this Agreement or (ii) seeking to impose or confirm limitations on the ability of Acquiror or any of its Subsidiaries to effectively exercise full rights of ownership of the Evamist Business or the Purchased Assets after the Closing.

                                 ARTICLE XI.

                                INDEMNIFICATION

                  Section 11.1 Survival of Representations, Warranties,
                               ----------------------------------------
Covenants, Etc. The representations and warranties of the parties contained in
---------------
Articles VI and VII hereof and in the Related Agreements (if any) shall
-----------     ---
survive the Closing until the second anniversary of the Closing Date; provided, however, that the representations and warranties of the Seller in Sections 6.2, 6.14(a) and 6.16 hereof shall survive the Closing until sixty
------------  -------     ----
(60) days following the expiration of the applicable statute of limitations (with extensions, if any) with respect to the matters addressed in such sections. The period of time a representation or warranty survives the Closing pursuant to the preceding sentence shall be the "SURVIVAL PERIOD" with respect to such representation or warranty. The covenants and agreements of the parties hereto contained herein shall survive in accordance with their respective terms. So long as an Indemnified Party gives an Indemnification Claim Notice for such claim on or before the expiration of the applicable Survival Period, such Indemnified Party shall be entitled to pursue its rights to indemnification under Sections 11.2(a) or (b) hereof, as applicable. In the
                         ----------------    ---
event notice of any claim for indemnification under Section 11.2(a) or (b)
                                                    ---------------    ---
hereof shall have been given within the applicable Survival Period and such claim has not been finally resolved by the expiration of such Survival Period, the representations and warranties that are the subject of such claim shall survive the end of the Survival Period of such representations or warranties until such claim is finally resolved, but such representations and warranties shall only survive with respect to such asserted claim.

                  Section 11.2 Indemnification.
                               ---------------

                           (a) By the Seller. Subject to Sections 11.1 and
                               -------------             -------------
                  11.3, from and after the Closing, the Seller shall
                  ----
                  indemnify, reimburse, defend and hold harmless the Acquiror, its Affiliates and their respective officers, directors, employees, agents, successors and assigns from and against any and all costs, losses,

                  Liabilities, damages, including fines, penalties, interest, judgments, lawsuits, deficiencies, claims, expenses (including reasonable fees and disbursements of attorneys and other professionals, including third party consultants) (collectively, "DAMAGES") incurred in connection with, arising out of, resulting from or incident to (i) any breach of, or inaccuracy in, any representation or warranty of the Seller set forth in this Agreement, any Related Agreement or any certificate of the Seller delivered to Acquiror at the Closing, without giving effect to any "materiality" or "Seller Material Adverse Effect" or Knowledge qualifier therein, (ii) the failure to perform any covenant or agreement of the Seller set forth in this Agreement or in any of the Related Agreements, (iii) any Excluded Asset,
                  (iv) any Excluded Liability and (v) the Seller's breach of the terms and conditions of the Acrux License, whether or not such breach is based on facts or circumstances in existence as of the date hereof.

                           (b) By the Acquiror. Subject to Sections 11.1 and
                               ---------------             -------------
                  11.3, from and after the Closing, the Acquiror shall
                  ----
                  indemnify, defend and hold harmless the Seller, its Affiliates and their respective officers, directors, employees, agents, successors and assigns from and against any and all Damages incurred in connection with, arising out of, resulting from or incident to (i) any breach of any representation or warranty of the Acquiror set forth in this Agreement, any Related Agreement or any certificate of the Acquiror delivered to the Seller at Closing, without giving effect to any "materiality" or "Acquiror Material Adverse Effect" or Knowledge qualifier therein, (ii) the failure to perform any covenant or agreement of the Acquiror set forth in this Agreement or in any of the Related Agreements, or
                  (iii) any Assumed Liabilities.

                           (c) Procedure for Claims. The Indemnified Party
                               --------------------
                  shall give the indemnifying party prompt written notice (an "INDEMNIFICATION CLAIM NOTICE") of any Damages or discovery of fact upon which such Indemnified Party intends to base a request for indemnification under Section 11.2(a) or Section
                                                    ---------------    -------
                  11.2(b). Failure to give any such Indemnification Claim
                  -------
                  Notice shall not constitute a waiver of any right to indemnification or reduce in any way the indemnification available hereunder, except to the extent the indemnifying party demonstrates that such failure to notify directly increases the amount to be indemnified hereunder. Each Indemnification Claim Notice must contain a description of the claim and the nature and amount of such Damages (to the extent that the nature and amount of such Damages are known at such time). The Indemnified Party shall furnish promptly to the indemnifying party copies of all papers and official documents received in respect of any Damages. All indemnification claims in respect of a party, its Affiliates or their respective directors, officers, employees and agents (collectively, the "INDEMNITEES" and each an "INDEMNITEE") shall be made solely by such party to this Agreement (the "INDEMNIFIED PARTY").

                           (d) Third Party Claims. The obligations of an
                               ------------------
                  indemnifying party under this Section 11.2(d) with respect
                                                ---------------
                  to Damages arising from claims of any third party that are subject to indemnification as provided for in Section
                                                                -------
                  11.2(a)
                  ------
                  or Section 11.2(b) (a "THIRD PARTY CLAIM") shall be governed
                     ---------------
                  by and be contingent upon the following additional terms and conditions:

                                    (i) At its option, the indemnifying party
                  may assume the defense of any Third Party Claim by giving written Notice to the Indemnified Party within ten (10) days after the indemnifying party's receipt of an Indemnification Claim Notice. The assumption of the defense of a Third Party Claim by the indemnifying party shall be construed as an acknowledgment that the indemnifying party is liable to indemnify any Indemnitee in respect of the Third Party Claim. Upon assuming the defense of a Third Party Claim, the indemnifying party may appoint as lead counsel in the defense of the Third Party Claim any legal counsel selected by the indemnifying party; provided, however, that such counsel is reasonably acceptable to the Indemnified Party, provided, further, that in the event that (i) a conflict of interest arises between the indemnifying party and the Indemnified Party such that such legal counsel cannot represent both the indemnifying party and the Indemnified Party or (ii) the Indemnitee has been advised in writing by counsel that there may be one or more legal defenses available to the Indemnitee Party that are different from or in addition to that of the indemnifying party, the Indemnitee may retain its own legal counsel at the expense of the indemnifying party and the indemnifying party and its counsel shall cooperate with the Indemnified Party and its counsel, as may be reasonably requested. Except as set forth above, should the indemnifying party assume the defense of a Third Party Claim, the indemnifying party shall not be liable to the Indemnified Party or any other Indemnitee for any legal expenses subsequently incurred by such Indemnified Party or other Indemnitee in connection with the analysis, defense or settlement of the Third Party Claim.

                                    (ii) Without limiting Section 11.2(d)(i),
                                                          ------------------
                  any Indemnitee shall be entitled to participate in, but not control, the defense of such Third Party Claim and to employ counsel of its choice for such purpose; provided, however, that such employment shall be at the Indemnitee's sole cost and expense, except as described in Section 11.2(d)(i),
                                                      ------------------
                  unless (A) the employment thereof has been specifically authorized by the indemnifying party in writing, or (B) the indemnifying party has failed to assume the defense and employ counsel in accordance with Section 11.2(d)(i) (in
                                                    ------------------
                  which case the Indemnified Party shall control the defense).

                                    (iii) With respect to any Damages relating
                  solely to the payment of money damages in connection with a Third Party Claim and that will not result in the Indemnitee's or the Indemnified Party's becoming subject to injunctive or other relief for other than money damages, and as to which the indemnifying party shall have acknowledged in writing the obligation to indemnify the Indemnitee hereunder, the indemnifying party shall have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Damages, on such terms as the indemnifying party, in its sole discretion, shall deem appropriate, provided that, as a result of or in

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

                  connection with any such settlement each Indemnitee or Indemnified Party shall receive a full release with respect to such claim. The indemnifying party shall not be liable for any settlement or other disposition of Damages by an Indemnitee or Indemnified Party that is reached without the written consent of the indemnifying party, which consent shall not be unreasonably withheld. If the indemnifying party chooses to defend or prosecute any Third Party Claim, no Indemnitee or Indemnified Party shall admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld.

                                    (iv) Notwithstanding the foregoing, the
                  indemnifying party shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the reasonable fees and expenses of counsel incurred by the Indemnified Party in defending such Third Party Claim) if the Third Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnified Party that the Indemnified Party reasonably determines cannot be separated from any related claim for money damages. If such equitable relief or other relief portion of the Third Party Claim can be so separated from that for money damages, the indemnifying party shall be entitled to assume the defense of the portion relating to money damages.

                                    (v) Regardless of whether the indemnifying
                  party chooses to defend or prosecute any Third Party Claim, the Indemnified Party and the indemnifying party shall, and shall cause each other Indemnitee or Affiliate of the indemnifying party, as applicable, to, cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. Such cooperation shall include access during normal business hours afforded to the indemnifying party or Indemnified Party, as applicable, to, and reasonable retention by each such Person of, records and information that are reasonably relevant to such Third Party Claim, and making each such Person and other employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and the indemnifying party shall reimburse each such Person for all its reasonable out-of-pocket expenses in connection therewith.

                           (e) Other Claims. In the event any Indemnified
                               ------------
                  Party has a claim against any indemnifying party under
                  Section 11.2(a) or 11.2(b) that does not involve a Third
                  ---------------    -------
                  Party Claim being asserted against or sought to be collected from such Indemnified Party, the Indemnified Party shall deliver an Indemnification Claim Notice regarding such claim with reasonable promptness to the indemnifying party. The failure by any Indemnified Party so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to such Indemnified Party under Section 11.2(a) or 11.2(b),
                              ---------------    -------

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

                  except to the extent that the indemnifying party demonstrates that such failure to notify directly increased the amount to be indemnified hereunder. If the indemnifying party does not notify the Indemnified Party within ten (10) calendar days following its receipt of such notice that the indemnifying party disputes its liability to the Indemnified Party under Section 11.2(a) or 11.2(b), such claim specified
                              ---------------    -------
                  by the Indemnified Party in such notice shall be conclusively deemed a Liability of the indemnifying party under Section 11.2(a) or 11.2(b) and the indemnifying party
                        ---------------    -------
                  shall pay the amount of such Liability to the Indemnified Party on demand or, in the case of any notice in which the amount of the claim (or any portion thereof) is estimated, on such later date when the amount of such claim (or such portion thereof) becomes finally determined.

                           (f) Effect of Investigation or Knowledge. Any claim
                               ------------------------------------
                  by the Acquiror or its Affiliates or any of their respective directors, officers, employees or agents for indemnification shall not be adversely affected by any investigation by or opportunity to investigate afforded to the Acquiror, nor shall such a claim be adversely affected by the Acquiror's Knowledge on or before the Closing Date of any breach of the type specified in this Section 11.2 or of any state of facts
                                         ------------
                  that may give rise to such a breach. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not adversely affect the right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants or obligations.

                  Section 11.3 Limitations.
                               -----------

                           (a) In no event shall the Seller or the Acquiror be
                  liable for any Damages pursuant to Section 11.2(a) or
                                                     ---------------
                  11.2(b), as applicable, unless and until the aggregate
                  -------
                  amount of all such Damages exceeds $100,000 (the "LIABILITY THRESHOLD"), in which case the Seller or the Acquiror, as applicable, shall be liable for all such Damages in excess of the Liability Threshold, and then not for any Damages in excess of the then applicable Liability Cap for all claims made under such Section 11.2(a) or 11.2(b), as applicable,
                                  ---------------    -------
                  in the aggregate; provided, however, that: (A) for purposes of claims made by the Acquiror under Sections 11.2(a)(iii),
                                                       ---------------------
                  11.2(a)(iv) or 11.2(a)(v), the Seller shall be liable for
                  -----------    ----------
                  all Damages suffered by the Acquiror without regard to the Liability Threshold or Liability Cap; (B) for purposes of claims made by the Seller under Section 11.2(b)(iii), the
                                                  --------------------
                  Acquiror shall be liable for all Damages suffered by the Seller without regard to the Liability Threshold or Liability Cap; and (C) for purposes of claims made by a party due to the other party's fraud or willful misconduct, such party shall be liable for all Damages suffered by the other party without regard to the Liability Threshold or Liability Cap.

                           (b) Each party agrees that it shall, and shall
                  cause the applicable Indemnitees to, use its or their commercially reasonable efforts to secure payment from insurance policies available and in existence that provide coverage with respect to any Damages to be indemnified. The amount of any Damages recoverable by a party under Section
                                                                     -------
                  11.2 shall be reduced by the amount of any insurance
                  ----
                  proceeds actually paid to the Indemnified Party or the Indemnitee, as applicable, relating to such claim.

                           (c) THE INDEMNIFICATION OBLIGATIONS OF THE PARTIES
                  HERETO SHALL NOT EXTEND TO PUNITIVE DAMAGES OR TO ANY INCIDENTAL, CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES, INCLUDING BUSINESS INTERRUPTION, LOSS OF FUTURE REVENUE, DIMINUTION IN VALUE, PROFITS OR INCOME, OR LOSS OF BUSINESS REPUTATION OR OPPORTUNITY.

                  Section 11.4 Exclusive Remedy. Except in the event of fraud
                               ----------------
or willful misconduct, the sole and exclusive remedy of each party with respect to any and all claims for any breach of any representation, warranty, covenant or other claim arising out of or relating to this Agreement, whether arising in contract, tort or otherwise, shall be the indemnification provisions of this Article XI, provided, however, that the provisions of this
Article XI shall not restrict the right of any party to seek specific performance or other equitable remedies in connection with any breach of any of the covenants contained in this Agreement or any of the Related Agreements.

                                 ARTICLE XII.

                                  TERMINATION

                  Section 12.1 Methods of Termination. Prior to the Closing,
                               ----------------------
his Agreement may be terminated at any time:

                           (a) by mutual written agreement of the Seller and
                  the Acquiror;

                           (b) by either the Seller or the Acquiror if the
                  Closing shall not have occurred by June 1, 2007; provided, however, that the right to terminate the Agreement pursuant to this Section 12.1(b) shall not be available to a party if
                          ---------------
                  such party's failure to perform in all material respects any of their material obligations under this Agreement or any Related Agreement results in the failure of the Closing to occur by such time;

                           (c) by either the Seller or the Acquiror, if there
                  shall be in effect any Law that prohibits the Closing or if the Closing would violate any non-appealable Order, issued by a competent Governmental Entity, that permanently restrains, enjoins or prohibits the consummation of the transactions contemplated by this Agreement;

                           (d) by either the Seller or the Acquiror, if the
                  other party has breached any material representation, warranty, covenant or agreement hereunder, such breach has not been waived by the non-breaching party, and the breach has not been cured within a period of thirty (30) days following the terminating party's written notice of such breach and the breaching party is diligently proceeding to

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

                  cure such breach, unless such breach is not capable of cure, in which event the non-breaching party may terminate immediately;

                           (e) by the Acquiror, if a Seller Material Adverse
                  Effect shall have occurred since the date of this Agreement;

                           (f) by the Seller, if an Acquiror Material Adverse
                  Effect shall have occurred since the date of this Agreement;

                           (g) by the Seller, if (i) it is not in material
                  breach of the terms of Section 8.10(a) or (c), (ii) the
                                         ---------------    ---
                  board of directors of the Seller has authorized the Seller to enter into a definitive agreement for a transaction that constitutes a Superior Bid, (iii) the Seller has notified the Acquiror in writing that the Seller has received a Superior Bid and intends to enter into a definitive agreement with respect to such Superior Bid pursuant to
                  Section 8.10(b), (iv) five (5) Business Days have passed
                  ---------------
                  since the Acquiror has received such written notice and (v) the Other Bid remains a Superior Bid after any amendments to this Agreement; provided, however, that the Seller shall not have the right to terminate this Agreement pursuant to this
                  Section 12.1(g) prior to the expiration of the No-Shop
                  ---------------
                  Period.

                           (h) by the Acquiror, if prior to the Closing, the
                  Seller has breached the terms and conditions of the Acrux License in a manner giving rise to a right of termination under the Acrux License by Fempharm Pty Ltd. and/or Acrux DDS Pty Ltd., whether or not such breach is based on facts or circumstances in existence as of the date hereof; or

                           (i) by Acquiror, on or before the earlier of (i)
                  11:59 p.m. (Eastern Daylight Saving Time) fourteen (14) calendar days following the date hereof or (ii) 11:59 p.m. (Eastern Daylight Saving Time) on the fifth (5th) Business Day following the date of Acquiror's inspection of the facilities of ***, located *** (the "Facility Inspection
                                                       -------------------
                  Deadline"), if Acquiror determines in good faith that *** is
                  --------
                  unable to manufacture quantities of the pump component for Evamist meeting the specifications therefor (as set forth in the Evamist NDA) to support the launch of Evamist or provide continuity of commercial supply as contemplated by the parties as of the date hereof (the "Adverse Determination");
                                                      ---------------------
                  provided, however, if Acquiror makes the Adverse Determination it shall promptly notify Seller thereof, then upon written request of either party to the other party (i) the parties shall promptly meet (whether in person or teleconference) and discuss in good faith possible resolutions to the Adverse Determination over a period of seven (7) calendar days and (ii) Acquiror's ability to terminate this Agreement pursuant to this Section 12.1(i) shall be extended by a period of seven (7) calendar days following the Facility Inspection Deadline.

                  Section 12.2 Procedure upon Termination. In the event of
                               --------------------------
termination of this Agreement under Section 12.1, written Notice thereof shall
                                    ------------
forthwith be given to the other party, and the transactions contemplated by this Agreement shall be terminated and abandoned, without further action by the parties hereto. If this Agreement is terminated as provided herein:

                           (a) each party, if requested, will redeliver all
                  documents, work papers and other material of the other party and its Affiliates relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same; and

                           (b) no party hereto and none of their respective
                  directors, officers, stockholders, Affiliates or Controlling Persons shall have any further liability or obligation to any other party to this Agreement, other than Section 12.2
                                                                ------------
                  and Article XIII; provided, however, that nothing in this
                      ------------
                  Section 12.2(b) shall prejudice any rights, claims, or
                  ---------------
                  causes of action that may have accrued hereunder or with respect hereto prior to the date of such termination, including for breach of this Agreement (whether based upon the termination or otherwise).

                                ARTICLE XIII.

                                 MISCELLANEOUS

                  Section 13.1 Notices. All Notices, requests and other
                               -------
communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission with answer back confirmation or mailed (postage prepaid by certified or registered mail, return receipt requested) or by nationally recognized overnight courier that maintains records of delivery to the parties at the following addresses or facsimile numbers:

                  If to the Acquiror to:

                           K-V Pharmaceutical Company
                           2503 S. Hanley Road
                           St. Louis, Missouri 63144
                           Facsimile:  (314) 645-4705
                           Attention:  Vice President, Business Development
                                       General Counsel

                  With copies to:

                           Latham & Watkins LLP
                           650 Town Center Drive, 20th Floor
                           Costa Mesa, California 92626-1925
                           Facsimile:  (714) 755-8290
                           Attention:  Charles K. Ruck, Esq.

                  If to the Seller to:

                           Vivus, Inc.
                           112 Castro Street, Suite 200
                           Mountain View, California 94040
                           Facsimile: (650) 934-5389
                           Attention:  Leland F. Wilson

                  With copies to:

                           Wilson Sonsini Goodrich & Rosati
                           650 Page Mill Road
                           Palo Alto, CA 94304
                           Facsimile:  (650) 493-6811
                           Attention:  Ian B. Edvalson, Esq.

All such Notices, requests and other communications will (i) if delivered personally to the address as provided in this Section 13.1, be deemed given
                                              ------------
upon receipt, (ii) if delivered by facsimile to the facsimile number as provided in this Section 13.1, be deemed given upon receipt by the sender of
                 ------------
the answer back confirmation and (ii) if delivered by mail in the manner described above or by overnight courier to the address as provided in this
Section 13.1, be deemed given upon receipt (in each case regardless of whether
------------
such Notice, request or other communication is received by any other Person to whom a copy of such Notice, request or other communication is to be delivered pursuant to this Section 13.1). Any party from time to time may change its
                 ------------
address, facsimile number or other information for the purpose of Notices to that party by giving Notice specifying such change to the other party hereto in accordance with the terms of this Section 13.1.
                                     ------------

                  Section 13.2 Entire Agreement. This Agreement (and all
                               ----------------
Exhibits and Schedules attached hereto and all other documents delivered in connection herewith) supersedes all prior discussions and agreements, both oral and written, among the parties with respect to the subject matter hereof and contains the sole and entire agreement among the parties hereto with respect to the subject matter hereof. Further, the parties agree and acknowledge that the Confidentiality Agreement shall remain in effect until, but shall terminate effective as of, the Closing.

                  Section 13.3 Waiver. Any term or condition of this Agreement
                               ------
may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party hereto of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not in the alternative.

                  Section 13.4 Amendment. This Agreement may be amended,
                               ---------
supplemented or modified only by a written instrument mutually agreed upon and duly executed by each party hereto.

                  Section 13.5 Third Party Beneficiaries. The terms and
                               -------------------------
provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns and it is not the intention of the parties to confer third party beneficiary rights upon any other Person, except as achieved through the indemnification clause set forth in Section 11.2.
   ------------

                  Section 13.6 Assignment; Binding Effect. Neither this
                               --------------------------
Agreement nor any rights, interests or obligations hereunder shall be transferred, assigned or delegated by any party hereto without the prior written consent of the other party hereto and any attempt to make any such transfer assignment or delegation without such consent shall be null and void; provided, however, that (i) without the consent of the Acquiror, the Seller may (in whole or in part) transfer, assign and delegate its rights, interests and obligations to one or more of its Affiliates (ii) without the consent of the Seller, the Acquiror may (in whole or in part) transfer, assign and delegate its rights, interests and obligations to any Affiliate of the Acquiror (including pursuant to Section 4.7 hereof), and (iii) without the
                                -----------
consent of the Seller, the Acquiror may transfer and assign its rights to indemnity, in whole or in part, to any purchaser of all or substantially all of the Evamist Business; provided, further, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and permitted assigns and no transfer, assignment or delegation shall limit, affect or discharge the assignor's obligations hereunder. In addition, notwithstanding the foregoing, either party hereto may assign this Agreement, without the prior written consent of the other party hereto, to a Person that succeeds to all or substantially all of such party's business or assets related to this Agreement, whether by sale, merger, operation of law or otherwise, provided that such assignee or transferee agrees in writing to be bound by the terms and conditions of this Agreement.

                  Section 13.7 Headings. The headings used in this Agreement
                               --------
have been inserted for convenience of reference only and do not define or limit the provisions hereof.

                  Section 13.8 Severability. If any provision of this
                               ------------
Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar to the terms of such illegal, invalid or unenforceable provision as may be possible and reasonably acceptable to the parties herein.

                  Section 13.9 Governing Law. THIS AGREEMENT SHALL BE GOVERNED
                               -------------
BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND PERFORMED IN SUCH

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

STATE, WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES. ALL DISPUTES UNDER, OR PERTAINING TO, THIS AGREEMENT SHALL BE RESOLVED EXCLUSIVELY IN THE STATE OR FEDERAL COURTS OF THE STATE OF DELAWARE.

                  Section 13.10 Expenses. Except as otherwise provided in this
                                --------
Agreement, each party hereto shall pay its own expenses and costs incidental to the preparation of this Agreement and to the consummation of the transactions contemplated hereby.

                  Section 13.11 Counterparts. This Agreement may be executed
                                ------------
in any number of counterparts and by facsimile, each of which will be deemed an original, but all of which together will constitute one and the same instrument. A facsimile copy shall be a sufficient proof of signature, without it being necessary to produce the original copy.

                        [SIGNATURES ON FOLLOWING PAGE]

                  IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto all as of the date first above written.

                             SELLER:

                             Vivus, Inc.
                             a Delaware corporation



                             By: /s/ Leland F. Wilson
                                ----------------------------------------------

                             Name: Leland F. Wilson

                             Title: President and Chief Executive Officer

                             ACQUIROR:

                             K-V Pharmaceutical Company,
                             a Delaware corporation



                             By: /s/ Gerald R. Mitchell
                                ----------------------------------------------

                             Name: Gerald R. Mitchell

                             Title: Vice President and Chief Financial Officer

                                   EXHIBIT A
                         FORM OF SUBLICENSE AGREEMENT

                                   EXHIBIT B
                     FORM OF TRANSITION SERVICES AGREEMENT